UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material pursuant to § 240.14a-12

T-Mobile US, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Date:	June 13, 2017

Time:	9:30 a.m. Pacific Daylight Time

Place:	Four Seasons Hotel Seattle 99 Union Street Seattle, WA 98101

At the T-Mobile US, Inc. 2017 Annual Meeting of Stockholders you will be asked to:

1.     Elect 11 directors named in the Proxy Statement to the Company’s Board of Directors;

2.     Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.     Conduct an advisory vote to approve the compensation provided to the Company’s named executive officers for 2016;

4.     Conduct an advisory vote on the frequency of future advisory votes on the compensation provided to the Company’s named executive officers;

5.     Vote on three stockholder proposals, if properly presented at the Annual Meeting; and

6.     Consider any other business that is properly brought before the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting.

Only stockholders of record as of the close of business on April 17, 2017, are entitled to receive notice of, to attend and to vote at, the Annual Meeting.

Your vote is very important to us. Whether or not you attend the Annual Meeting in person, you are urged to mark, date and sign the enclosed proxy card and return it to the Company or use an alternate voting option described in the Proxy Statement before the Annual Meeting to ensure that your shares are voted. We encourage you to vote electronically by using the Internet or to vote by telephone because it is easy and efficient and will help us reduce our impact on the environment.

By Order of the Board of Directors,

Timotheus Höttges

Chairman of the Board of Directors

Bellevue, Washington

April 27, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 13, 2017

The Proxy Statement and Annual Report to Stockholders are available at https://t-mobile.com/Proxy2017 and

https:www.proxyvote.com

Item	Page

2017 Proxy Statement Summary Information	1

Corporate Governance	5

About the Board of Directors	5

Board Committees and Related Matters	7

Board of Directors’ Role in Risk Management	10

Director Compensation	11

Director Nomination, Selection and Qualifications	12

Proposal 1 — Election of Directors	13

Executive Officers	19

Proposal 2 — Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2017	21

Audit Committee Pre-Approval Policy	21

Audit and All Other Fees	21

Audit Committee Report	22

Proposal 3 — Advisory Vote to Approve the Compensation Provided to the Company’s Named Executive Officers for 2016	23

Required Vote	23

Annual Meeting Information

Time and Date:	9:30 a.m. Pacific Daylight Time, Tuesday, June 13, 2017

Place:	Four Seasons Hotel Seattle 99 Union Street Seattle, WA 98101

Record Date:	Close of business on April 17, 2017

Voting:	Stockholders of record as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Attendance:	If you plan to attend the Annual Meeting in person, you must bring the Notice of Internet Availability of Proxy Materials or the admission ticket enclosed with the paper copy of the proxy materials. If your shares are not registered in your name, you will need a legal proxy, account statement or other documentation confirming your T-Mobile stock holdings from the broker, bank or other institution that holds your shares. You will also need a valid, government-issued picture identification that matches your Notice of Internet Availability of Proxy Materials, admission ticket, legal proxy or other confirming documentation.

Agenda and Voting Recommendations
Proposal	Description	Board Recommendation	Page
1	Election of 11 Directors	“FOR” each nominee	13
2	Ratification of Appointment of Independent Registered Public Accounting Firm for 2017	“FOR”	21
3	Advisory Vote to Approve the Compensation Provided to the Company’s Named Executive Officers for 2016	“FOR”	23
4	Advisory Vote on the Frequency of Future Advisory Votes on the Compensation Provided to the Company’s Named Executive Officers	“Every Three Years”	43
5	Stockholder Proposal for Implementation of Proxy Access	“AGAINST”	54
6	Stockholder Proposal for Limitations on Accelerated Vesting of Equity Awards in the Event of a Change of Control	“AGAINST”	56
7	Stockholder Proposal for an Amendment of the Company’s Clawback Policy	“AGAINST”	58

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit the website listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

BY TELEPHONE Call the telephone number on your proxy card	IN PERSON Attend the Annual Meeting in Seattle, Washington

In this Proxy Statement, “we,” “our,” “us,” “T-Mobile” and the “Company” refer to T-Mobile US, Inc. and the “Annual Meeting” refers to the 2017 Annual Meeting of Stockholders. We first made this Proxy Statement and form of proxy card available to stockholders on or about April 27, 2017.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	1

2017 PROXY STATEMENT SUMMARY INFORMATION

Commitment to Good Corporate Governance

We have structured our corporate governance program to promote the long-term interest of stockholders, strengthen Board of Directors and management accountability and help build public trust in the Company. Highlights include:

•	Unclassified Board, with all directors elected annually

•	Separation of Chairman and Chief Executive Officer roles

•	Appointment of a lead independent director

•	Independent directors serve as chairs of our Audit, Nominating and Corporate Governance and Compensation Committees
•	Regular executive sessions of independent directors

•	Regular Board and committee self-evaluations

•	Stock ownership guidelines for directors and executives

•	Clawback Policy to recapture incentive payments

Customer Momentum Continued at T-Mobile for the Third Straight Year, Resulting in Strong Financial Performance That Balanced Growth With Profitability

T-Mobile had another record year in 2016, delivering industry leading customer, service revenue, net income and Adjusted EBITDA growth. We ended the year with 71.5 million total customers. T-Mobile added 8.2 million total net customers in 2016 and captured all of the industry’s postpaid phone growth, which made T-Mobile America’s fastest growing wireless company once again. In addition to strong net customer additions, we kept customers longer with branded postpaid phone churn of 1.30% for the full year 2016.

Our customer growth translated into strong financial results. Service revenue of $27.8 billion for 2016 grew at an industry-leading 12% year over year. Similarly, net income of $1.5 billion for 2016, grew

99% year over year and Adjusted EBITDA of $10.4 billion for 2016 grew 41% year over year, significantly outpacing the industry. As of December 31, 2016, T-Mobile provided 4G LTE coverage to 314 million people. Our stock price increased by 248% from May 1, 20131 through December 31, 2016 and 47.7% during 2016 alone.

Adjusted EBITDA is a non-GAAP financial measure. The non-GAAP financial item should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial item to the most directly comparable GAAP financial item are provided in Appendix A to this proxy statement.

[1]

The first day of trading after consummation of the business combination of T-Mobile USA, Inc. (“T-Mobile USA”), formerly a wholly owned subsidiary of Deutsche Telekom AG (“Deutsche Telekom”), and MetroPCS Communications, Inc. (the “Business Combination”) pursuant to the Business Combination Agreement dated October 3, 2012, as amended, among Deutsche Telekom, Metro PCS Communications, Inc. and T-Mobile USA.

Our executive compensation program emphasizes pay for performance. As a result, our 2016 Named Executive Officer compensation reflects T-Mobile’s strong 2016 operational and financial performance.

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2017 PROXY STATEMENT SUMMARY INFORMATION

Executive Compensation Highlights – Paying for Performance

Our executive compensation program is aligned with our business strategy and is designed to attract and retain top talent, reward short-term and long-term business results and exceptional individual performance, and most importantly, maximize stockholder value. Our executive compensation program is competitive in the marketplace and highly incentive-based, with Company performance determining a significant portion of total compensation.

Key Features of Our Executive Compensation Program

What we do	What we don’t do

Emphasis on pay for performance	No short-selling, hedging or pledging of Company’s securities

Independent compensation consultant	No excise tax gross-ups

Executive and director stock ownership guidelines	No special executive retirement program

Clawback policy to recapture incentive payments	No acceleration of compensation upon retirement

Use of multiple performance measures and caps on potential incentive payments	No single-trigger vesting of equity awards upon a change in control

Substantial majority of target total compensation is variable	No significant perquisites

Use of executive compensation statements (“tally sheets”)

Annual risk assessment of compensation programs

What We Pay and Why: Goals and Elements of Compensation

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	3

2017 PROXY STATEMENT SUMMARY INFORMATION

To promote a performance-based culture that further aligns the interests of management and stockholders, in 2016, the executive compensation program focused extensively on variable, performance-based compensation. As illustrated in the charts below, the substantial majority of our Named Executive Officers’ actual total compensation as reported in the 2016 Summary Compensation Table was in the form of variable compensation (short-term and long-term).

4

The Company’s corporate governance practices and policies promote the long-term interests of stockholders, strengthen the accountability of the Board of Directors and management and help build public trust. Our Board has established a boardroom dynamic that encourages meaningful and robust discussions based on each director’s unique and diverse background, resulting in informed decision-making that seeks to maximize stockholder value and promotes stockholder interests. Directors exercise thorough oversight of decisions regarding the Company’s strategy and outlook. The Board regularly reviews developments in corporate governance and updates its practices and governance materials as it deems necessary and appropriate. The dashboard below highlights key aspects of the Company’s corporate governance program.

Governance Dashboard

Key Governance Materials

Certificate of Incorporation

Bylaws

Corporate Governance Guidelines

Stockholder’s Agreement
Charter for Each Board Committee

Code of Business Conduct

Code of Ethics for Senior Financial Officers

You can access the Company’s current corporate governance guidelines, committee charters, Code of Business Conduct and Code of Ethics for Senior Financial Officers on the Investor Relations section of our website at http://investor.t-mobile.com by selecting “Governance Documents” under the “Corporate Governance” tab. The certificate of incorporation, bylaws and Stockholder’s Agreement are exhibits to the Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and are available on the SEC’s web site at www.sec.gov. Instructions on how to obtain copies of the Company’s corporate governance materials can also be found on page 7.

Governance Highlights

Unclassified Board and Annual Election of Directors

11 Director Nominees

Separation of Chairman and Chief Executive Officer Roles

Lead Independent Director

Independent Audit, Compensation and Nominating and Corporate Governance Committee Chairs

Regular Executive Sessions of Independent Directors

Comprehensive Risk Oversight by the Board and its Committees
Regular Board and Committee Self-Evaluations

Stockholder Right to Call Special Meeting and Act by Written Consent

Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies

Executive Compensation Driven by Pay for Performance Philosophy

Stock Ownership Guidelines for Executives and Directors

Clawback Policy to Recapture Incentive Payments

About the Board of Directors

Corporate Governance Guidelines and Code of Business Conduct

Our Board of Directors established our corporate governance guidelines, which, together with our certificate of incorporation, our bylaws and the Stockholder’s Agreement with Deutsche Telekom, which beneficially owns a majority of our outstanding shares of common stock (approximately 65% as of March 31, 2017), set forth the framework within which the Board and its committees direct the affairs of the Company. See “Transactions With Related Persons and Approval — Transactions With Deutsche Telekom — Stockholder’s Agreement” for more information regarding the Stockholder’s

Agreement. The Board also adopted our Code of Business Conduct, which establishes the standards of ethical conduct applicable to all of our directors, officers and employees. In addition, we have a Code of Ethics for Senior Financial Officers. In the event of a waiver by the Board of Directors of any Code of Business Conduct or Code of Ethics for Senior Financial Officers provisions applicable to directors or executive officers, we will promptly disclose the Board’s actions on our website.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	5

CORPORATE GOVERNANCE

Board Composition

The size of our Board of Directors has been fixed at 11. The size of our Board may be changed pursuant to our bylaws, subject to the provisions of our certificate of incorporation and the Stockholder’s Agreement between the Company and Deutsche Telekom.

Pursuant to our certificate of incorporation and the Stockholder’s Agreement, Deutsche Telekom has certain rights to designate director nominees and to have such designees serve on the committees of the Board. See “Transactions With Related Persons and Approval — Transactions With Deutsche Telekom — Stockholder’s Agreement” for more information.

Director Independence

The Board of Directors evaluates the independence of each director, including nominees for election to the Board, in accordance with applicable laws and regulations, the NASDAQ Stock Market LLC (“NASDAQ”) rules and our corporate governance guidelines. As a “controlled company” under NASDAQ rules, we are exempt from the requirement to have a majority of independent directors on our Board. However, pursuant to our certificate of incorporation, the Stockholder’s Agreement and our corporate governance guidelines, the Board is required to have at least three directors, including all the members of the Audit Committee, who meet the director independence standards under NASDAQ rules. We have five directors who our Board has determined are independent. The Board considers all relevant facts and circumstances in determining independence, including, among other things, making an affirmative determination that the director has no material relationship with the Company directly or as an officer, stockholder, or partner of an organization that has a material relationship with the Company. For certain types of relationships, NASDAQ rules require us to consider a director’s relationship with the Company, and also with any parent or subsidiary in a consolidated group with the Company, which includes Deutsche Telekom and its affiliates.

The Board of Directors has determined that Messrs. Barnes, Datar, Guffey and Westbrook and Ms. Taylor are independent under NASDAQ rules and our corporate governance guidelines. In addition, the Board has determined that each member of the Audit Committee meets the heightened independence criteria applicable to audit committee members under NASDAQ and SEC rules.

Separate Chairman and Chief Executive Officer Roles

Our Board of Directors has chosen to separate the roles of Chairman of the Board and Chief Executive Officer, and it has appointed Timotheus Höttges, Deutsche Telekom’s Chief Executive Officer, as the Chairman of the Board.

We believe that separating the roles of Chief Executive Officer and Chairman of the Board is appropriate for the Company and in the best interests of the Company and its stockholders at this time. Our Chairman manages the overall Board function, and his current responsibilities include chairing all regular sessions of the Board; establishing the agenda for each Board meeting in consultation with the lead independent director, our Chief Executive Officer and other senior management as appropriate; and helping to establish, coordinate and review the criteria and methods for evaluating, at least annually, the effectiveness of the Board and its committees. The separation of the offices allows Mr. Höttges to focus on management of Board matters and allows our Chief Executive Officer to focus on managing our business. Additionally, we believe the separation of the roles ensures the objectivity of the Board in its management oversight role, specifically with respect to reviewing and assessing our Chief Executive Officer’s performance. The Board believes that its role in risk oversight did not impact the leadership structure chosen by the Board.

Lead Independent Director

In addition to separating the Chairman of the Board and Chief Executive Officer roles, our Board of Directors has chosen to also appoint a lead independent director. The lead independent director, a position currently held by Teresa A. Taylor, coordinates the activities of our independent directors, calls and presides over the executive sessions of the independent directors and functions as a liaison between such independent directors and the Chairman of the Board and/or the Chief Executive Officer. The lead independent director provides input on the flow of information to the Board, including the Board’s agenda and schedule.

Controlled Company Exemptions

We qualify as a “controlled company” under the NASDAQ rules because Deutsche Telekom beneficially owns a majority of our outstanding shares of common stock (approximately 65% as of March 31, 2017). As a controlled company, we are eligible for exemptions from certain corporate governance requirements under the NASDAQ rules. Specifically, we rely on controlled company exemptions from the NASDAQ rules that require:

•	a majority of the board of directors to be independent;

•	independent directors or a nominating committee composed entirely of independent directors to select (or recommend for selection by the full board) director nominees; and
•

a compensation committee composed entirely of independent directors to determine (or recommend for determination by the full board) the compensation of executive officers, including the chief executive officer.

In addition, we rely on the exemption for controlled companies from NASDAQ rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) that relate to compensation committee member independence and compensation committee consultants.

6

CORPORATE GOVERNANCE

Board Meetings and Director Attendance

Directors are expected to attend all meetings of the Board of Directors and each committee on which they serve, as well as the Annual Meeting of Stockholders. The Board met five times during 2016. Each director attended at least 75% of the total number of meetings of the Board and Board committees on which he or she served. All of our directors attended our 2016 Annual Meeting of Stockholders.

Executive sessions, or meetings of outside (non-management) directors without management present, are held at each regularly scheduled Board meeting or more frequently if necessary. The Chairman of the Board or the lead independent director presides over these executive sessions. The executive sessions provide an opportunity for outside directors to review any matters of interest raised by the Chairman of the Board, the lead independent director or the other non-management members of the Board, including strategic, operational, or financial issues and management performance and succession.

In addition, our corporate governance guidelines require the independent directors to meet at least twice each year in executive session, with the lead independent director presiding at such executive session.

Communications with Directors

Interested persons may contact the Chairman of the Board, the Board as a whole, the lead independent director, or any individual director as follows:

T-Mobile US, Inc.

The Board of Directors

c/o Corporate Secretary

12920 SE 38th Street

Bellevue, Washington 98006

After receipt, communications will generally be forwarded to the Chairman of the Board, the whole Board, the lead independent director or specific directors as the Corporate Secretary deems appropriate based on the content of, and the matters raised, in the communication. Communications that are unrelated to the duties and responsibilities of the Board or are unduly hostile, threatening, potentially illegal or similarly unsuitable will not be forwarded. Responses to letters and any communications that are excluded are maintained by the Company and are available to any director upon request.

Board Committees and Related Matters

The Board of Directors has four standing committees: Audit, Compensation, Executive and Nominating and Corporate Governance. The Board makes committee and committee chair assignments annually at its meeting immediately following the Annual Meeting of Stockholders, although further changes may be made from time to time as deemed appropriate by the Board.

Each committee has a Board-approved charter, which is reviewed annually by the respective committee. Recommended changes, if any, are submitted to the Board for approval. Each committee may retain and compensate consultants or other advisors as necessary for it to carry out its duties, without consulting with or obtaining the approval of the Board or the Company. A copy of the charter for each standing committee can be found on the Investor Relations section of our website at http://investor.t-mobile.com by selecting “Governance Documents” under the “Corporate Governance” tab.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	7

CORPORATE GOVERNANCE

Audit Committee

Chair: Srikant M. Datar
Additional Members: W. Michael Barnes, Kelvin R. Westbrook
Meetings Held in 2016: 15

Independence: Each member of the Audit Committee is independent under applicable SEC regulations and NASDAQ rules.

Audit Committee Financial Literacy and Expertise: Our Board of Directors has determined that each member of the Audit Committee meets all of the requirements for audit committee members under applicable NASDAQ rules and is an “audit committee financial expert” as defined in applicable SEC rules.

The Audit Committee represents and assists the Board of Directors in its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, disclosure controls and procedures and internal audit functions. The Audit Committee also oversees the appointment, compensation and retention of our independent registered public accounting firm, including the performance by the independent registered public accounting firm of permissible audit, audit-related, and non-audit services, and the associated fees. The Audit Committee periodically reviews the Company’s risk assessment and risk management policies, as well as our compliance and ethics programs. The Audit Committee develops and oversees compliance with the Code of Ethics for Senior Financial Officers and the Code of Business Conduct for all employees, officers and directors. The Audit Committee is also responsible for establishing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee reviews and approves all related person transactions pursuant to the Company’s Related Person Transaction Policy.

Compensation	Committee

Chair: Teresa A. Taylor
Additional Members: W. Michael Barnes, Thomas Dannenfeldt, Lawrence H. Guffey, Raphael Kübler
Meetings Held in 2016: 7
Section 16 Subcommittee Members: Teresa A. Taylor, Lawrence H. Guffey

Independence: Ms. Taylor and Messrs. Barnes and Guffey are independent under applicable NASDAQ rules.

Compensation Committee Interlock and Insider Participation: No members of the Compensation Committee who served during 2016 were officers or employees of the Company or any of its subsidiaries during the year, were formerly Company officers or had any relationship otherwise requiring disclosure as a compensation committee interlock.

The Compensation Committee has overall responsibility for evaluating and approving compensation plans, policies and programs applicable primarily to the Company’s executive officers, including executive compensation philosophy and Chief Executive Officer compensation. The Compensation Committee is also responsible for certain compensation programs affecting the Company’s employees generally, such as equity compensation plans, and reviews annually with management the risks arising from such programs. In addition, the Compensation Committee reviews and oversees the independent director compensation policies. A significant focus area of the Compensation Committee is succession plan development for the Chief Executive Officer and senior management.

The Compensation Committee has established the Section 16 Subcommittee, which has sole authority to approve all awards granted to the Company’s officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Section 16 officers”) that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and unless otherwise determined by the Compensation Committee, authority to approve all equity or equity-based awards to the Company’s Section 16 officers. The Compensation Committee has delegated authority to the Company’s Executive Vice President, Human Resources, to make awards to employees who are not Section 16 officers. The Compensation Committee charter authorizes the Compensation Committee to form and delegate its authority to other subcommittees and to one or more members of the Board of Directors.

Compensation Consultant.    The Compensation Committee has retained Mercer (a wholly owned subsidiary of Marsh & McLennan Companies, Inc.), a well-recognized employee benefits and compensation consulting firm, as its independent compensation consultant to advise the Compensation Committee in its evaluation of the compensation and benefits provided to the Chief Executive Officer and the other executive officers. At the request of the Compensation Committee, a consultant from Mercer generally attends the Committee meetings at which executive officer compensation is discussed and provides information, research and analysis pertaining to executive compensation as requested by the Compensation Committee. Mercer also updates the Compensation Committee on market trends.

In connection with its engagement of Mercer, the Compensation Committee considered various factors bearing upon Mercer’s independence including, but not limited to, the amount of fees received by Mercer from the Company, Mercer’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact Mercer’s independence. After reviewing these and other factors, the Compensation Committee determined that Mercer is independent and that its engagement did not during 2016 (and does not currently) present any conflicts of interest. Mercer also determined that it was independent from management and confirmed this in a written statement delivered to the Compensation Committee. During 2016, Mercer provided executive compensation services to the Company. The aggregate fees for such services were approximately $180,000. In addition, Mercer provided services to the Company for investment and benefits consulting and retirement plan consulting. The aggregate fees for such services were approximately $96,000.

8

CORPORATE GOVERNANCE

The Compensation Committee sets compensation based on the skills, experience and achievements of each executive officer, taking into account market analysis and input provided by its compensation consultant and the compensation recommendations of our Chief Executive Officer, except with respect to his own position. The

Compensation Committee believes that input from both its consultant and our Chief Executive Officer provides useful information and points of view to assist the Compensation Committee in determining the appropriate compensation.

Executive Committee

Chair: Timotheus Höttges
Additional Members: Thomas Dannenfeldt, Lawrence H. Guffey, Bruno Jacobfeuerborn, Raphael Kübler, Thorsten Langheim, John J. Legere
Meetings Held in 2016: 1
Independence: Mr. Guffey is independent under applicable NASDAQ rules.

The Executive Committee has been established by our Board of Directors to review and provide guidance to our senior management regarding our strategy, operating plans and operating performance.

Nominating and Corporate Governance Committee

Chair: Kelvin R. Westbrook
Additional Members: Lawrence H. Guffey, Thorsten Langheim
Meetings Held in 2016: 4
Independence: Messrs. Guffey and Westbrook are independent under applicable NASDAQ rules.

The Nominating and Corporate Governance Committee assists the Board of Directors with the process of identifying, recruiting, evaluating, and nominating candidates for membership to our Board and overseeing corporate governance principles and policies applicable to the Company. In addition, the Nominating and Corporate Governance Committee oversees the functions and needs of the Board and its committees, including leading the annual Board and committee performance review.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	9

CORPORATE GOVERNANCE

Board of Directors’ Role in Risk Management

Management of the Company, including the Chief Executive Officer and other executive officers, is primarily responsible for managing the risks associated with the business, operations, and financial and disclosure controls. Financial, strategic, IT, technology, operational, compliance, legal/regulatory, and reputational risks to the Company are considered by management when it conducts its quarterly enterprise-wide risk assessment and are reviewed and updated regularly in connection with the operational, financial, and business activities of the Company.

As part of the risk management process, management of the Company has established an Enterprise Risk and Compliance Committee to help oversee activities in the areas of risk management and compliance as a means of bringing risk issues to the attention of senior management. Responsibilities for risk management and compliance are distributed throughout various functional areas of the business, and the Enterprise Risk and Compliance Committee regularly reviews the Company’s activities in these areas. In addition, the Company has established an Information Security and Privacy Council, with support from the Vice President, Enterprise Information Security, who serves as the Chief Information Security Officer, and the Vice President, Chief Privacy Officer, to oversee the strategic governance and prioritization of the Company’s security and privacy initiatives.

Our Board of Directors assesses Company risks and strategies for risk mitigation, and it manages its risk oversight function primarily, but not exclusively, through the Audit Committee of the Board. As such, the Audit Committee has primary responsibility for overseeing the Company’s various risk assessment and risk management policies. In performing this function, the Audit Committee considers and discusses policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. To assist the Audit Committee with its risk assessment function, the Sr. Vice President, Internal Audit & Risk Management, who serves as the Chief Audit Executive, and the Vice President, Chief Compliance Officer have direct reporting channels to the Audit Committee, and have regular meetings with the Audit Committee and/or its members. They provide a quarterly enterprise-wide risk assessment and annual fraud and compliance risk assessments to the Audit Committee and update the Audit Committee on significant issues raised by the Enterprise Risk and Compliance Committee. The Audit Committee reviews all risk assessments, provides feedback to executive management and may share the risk assessments with the Board. The Audit Committee also has other oversight responsibilities with respect to the Company’s internal audit, SOX Compliance program, as well as other compliance and ethics programs, as more fully set out in its charter. The Compensation Committee has certain oversight responsibilities with respect to the assessment of risk in connection with our compensation programs. The Executive Committee of the

Board, charged with reviewing and providing guidance to senior management of the Company regarding the Company’s strategy, operating plans and operating performance, also plays a key role in helping the Board perform its risk oversight function by considering strategic operating goals, opportunities and risks. In addition, the Nominating and Corporate Governance Committee oversees Board process and corporate governance-related risks. Finally, reports of all committee meetings are presented to the Board on a regular basis.

Risk Assessment of Compensation Programs.    The Company designs the compensation programs to encourage and reward appropriate risk taking while discouraging behavior that may result in unnecessary or excessive risk. In this regard, the following elements have been incorporated in our compensation programs for executive officers:

•	Use of multiple performance metrics in annual incentive plan and use of two long-term incentive vehicles (time-based and performance-based awards) for executive officers

•	Each annual incentive award metric capped at 200% of target

•	Performance-based restricted stock unit payouts capped at 200% of target

•	Emphasis on long-term and performance-based compensation

•	Compensation Committee has discretion to reduce incentive awards, as appropriate

•	Generally, long-term incentive awards vest ratably over three years or performance vest at end of a three-year performance period

•	Formal clawback policy applicable to both cash and equity incentive compensation

•	Alignment of interests of our executive officers with the long-term interests of our stockholders through stock ownership guidelines that call for significant share ownership

•	Generally, limited or no supplemental benefits or perquisites for executive officers

The Compensation Committee periodically reviews with management an assessment of whether risks arising from the Company’s compensation policies and practices for all employees are reasonably likely to have a material adverse effect on the Company as well as the means by which any potential risks may be mitigated, such as through governance and oversight policies. Based on an assessment conducted by management consultant Willis Towers Watson, which was presented to and discussed with the Compensation Committee, management concluded that our compensation policies and practices for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company.

10

CORPORATE GOVERNANCE

Director Compensation

Non-Employee Director Compensation Program

Each director who is not an employee of the Company or an officer or employee of Deutsche Telekom (a “non-employee director”) is eligible to participate in the Company’s non-employee director compensation program. The main features of this program, outlined in more detail below, are:

•	A larger allocation of total director compensation to equity-based compensation rather than cash compensation

•	All equity-based compensation is subject to a vesting period

•	Substantial stock ownership guidelines of five times the non-employee director’s annual cash retainer

The Compensation Committee periodically reviews the compensation of our non-employee directors. As part of the review, the Compensation Committee engages Mercer to assess our non-employee director compensation program in comparison to our peer group, as discussed in “— Executive Compensation — Factors Considered in Determining Executive Compensation — Executive Compensation Peer Group.” Based on such assessment, the non-employee director compensation program is adjusted as appropriate to ensure alignment with market practices.

Annual cash retainers are subject to proration for any person who becomes a non-employee director and/or committee chair at any time of the year other than the date of the Company’s Annual Meeting of Stockholders. Non-employee directors also receive reimbursement of expenses incurred in connection with their Board service.

Under our current non-employee director compensation program, immediately after each Annual Meeting of Stockholders, each non-employee director receives an award of restricted stock units (“RSUs”) with a value of $180,000 (rounded up to the nearest share number), with pro rata awards for non-employee directors joining the Board at any time other than the date of the Annual Meeting of Stockholders. The RSUs vest on the one-year anniversary of the grant date or, for directors not standing for re-election, on the date of the next Annual Meeting of Stockholders, subject to continued service as a non-employee director through the vesting date. In the event of a director’s termination of service prior to vesting, all RSUs are automatically forfeited. The RSUs immediately vest on the date of a change in control of the Company.

Non-employee directors are eligible to receive up to two handsets per year and up to ten lines of U.S. service pursuant to the Board of Directors Phone Perquisite Program.

The following table summarizes the compensation payable to the Company’s non-employee directors:

Elements of Non-Employee Director Compensation	Amount ($)
Annual cash retainer	120,000
Additional annual cash retainer for:
Lead Independent Director	25,000
Audit Committee Chair	50,000
Compensation Committee Chair	25,000
Nominating and Corporate Governance Committee Chair	15,000
Additional Retainer for Audit Committee Members	15,000
Annual award of RSUs	180,000
Additional cash amounts for each Board and committee meeting in excess of ten meetings per year:
In person	2,000
By telephone	1,000

2016 Non-Employee Director Compensation Table

During fiscal year 2016, the Company’s non-employee directors received the following compensation for their services:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
W. Michael Barnes	141,452	180,027	53,872	375,351
Srikant M. Datar	179,452	180,027	3,604	363,083
Lawrence H. Guffey	118,336	180,027	3,283	301,646
Teresa A. Taylor	165,336	180,027	33,274	378,637
Kelvin R. Westbrook	145,202	180,027	16,714	341,943

(1)

The value of stock awards is determined using the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification Topic 718, “Compensation–Stock Compensation,” or ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the directors. See Note 9 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for a summary of the assumptions we apply in calculating these amounts. As of December 31, 2016, each director held 4,311 unvested time-based RSUs.

(2)

Includes (i) phone perquisites under the Board of Directors Phone Perquisite Program, (ii) personal and spousal travel expenses in connection with a Board meeting in the amount of $29,514.56 for Mr. Barnes, $9,259.46 for Mr. Westbrook and $22,410.36 for Ms. Taylor and (iii) reimbursement of taxes associated with the personal and spousal travel expenses in the amount of $21,328.78 for Mr. Barnes, $10,864.12 for Ms. Taylor and $4,488.80 for Mr. Westbrook.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	11

CORPORATE GOVERNANCE

Non-Employee Director Stock Ownership Guidelines

Under our stock ownership guidelines, each non-employee director is expected to acquire and maintain ownership of shares of common stock equal in value to five times his or her annual retainer measured as of May 1, 2013, for non-employee directors serving on that date or as of the date Board service commences for any non-employee director joining the Board after May 1, 2013. Each non-employee director is expected to meet the ownership guidelines within five years from the applicable measurement date, and is expected to retain at least 50% of the net shares of common stock acquired through the Company’s equity compensation plans until the ownership threshold is met.

Director Nomination, Selection and Qualifications

Qualifications and Diversity

Subject to Deutsche Telekom’s board designation rights, the Nominating and Corporate Governance Committee is responsible for identifying and evaluating director nominees and recommending to the Board of Directors a slate of nominees for election at each Annual Meeting of Stockholders. The Board has adopted director selection guidelines, which the Nominating and Corporate Governance Committee considers in evaluating each director candidate. The Nominating and Corporate Governance Committee considers, among others, the following factors:

•	Professional experience, industry knowledge, skills and expertise;

•	Leadership qualities, public company board and committee experience and non-business-related activities and experience;

•	High standard of personal and professional ethics, integrity and values;

•	Training, experience and ability at making and overseeing policy in business, government and/or education sectors;

•	Willingness and ability to keep an open mind when considering matters affecting interests of the Company and its constituents;

•	Willingness and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to Board and committee membership;

•	Willingness and ability to serve on the Board for multiple terms, if nominated and elected, to enable development of a deeper understanding of the Company’s business affairs;
•	Willingness not to engage in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to the Company and its constituents; and

•	Willingness to act in the best interests of the Company and its constituents and to objectively assess Board, committee and management performances.

Diversity is one of many factors under our director selection guidelines that the Nominating and Corporate Governance Committee considers when evaluating potential director candidates. However, we do not have a formal policy with respect to diversity on the Board. Our director selection guidelines define diversity broadly to include not just factors such as gender and race, but also factors such as age, geographic and professional diversity. In connection with its general responsibility to monitor and advise the Board on the size, role, function and composition of the Board, the Nominating and Corporate Governance Committee will periodically consider whether the Board represents the overall mix of skills and characteristics described in the director selection guidelines, including diversity and the other factors described above. Subject to Deutsche Telekom’s board designation rights, the selection process for director candidates is intended to be flexible, and the Nominating and Corporate Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

Nomination Process

In addition to candidates designated by Deutsche Telekom, the Nominating and Corporate Governance Committee may consider possible director candidates from a number of sources, including those recommended by stockholders, directors, or officers. In addition, the Nominating and Corporate Governance Committee may engage the services of outside consultants and search firms to identify potential director candidates.

A stockholder who wishes to suggest a director candidate for consideration by the Nominating and Corporate Governance

Committee should submit the suggestion to the Chair of the Nominating and Corporate Governance Committee, care of our Corporate Secretary, and include the candidate’s name, biographical data, relationship to the stockholder and other relevant information. The Nominating and Corporate Governance Committee may request additional information about the suggested candidate and the proposing stockholder. Subject to Deutsche Telekom’s board designation rights, the full Board of Directors will approve all final nominations after considering the recommendations of the Nominating and Corporate Governance Committee.

12

The following persons, each of whom is currently a director of T-Mobile, have been nominated by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee for election at the Annual Meeting to serve as a director for a term that would end at the 2018 Annual Meeting of Stockholders. The Board has found each nominee to be qualified based on his or her qualifications, experience, attributes, skills and overall service during the director’s term, including the number of meetings attended, his or her level of participation, the quality of his or her performance and whether he or she meets the applicable independence standards. Each of the nominees has consented to stand for election and we do not anticipate any candidate will be unavailable to serve. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, shares may be voted for the election of such substitute nominee as the Board of Directors may nominate. In the alternative, if a vacancy remains, the Board may fill such vacancy at a later date or reduce the size of the Board, subject to certain requirements in our certificate of incorporation. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

Messrs. Dannenfeldt, Höttges, Jacobfeuerborn, Kübler, Langheim and Westbrook and Ms. Taylor were designated for nomination by Deutsche Telekom pursuant to its rights under our certificate of incorporation and the Stockholder’s Agreement.

Under our bylaws, directors are elected by a plurality of the votes cast by stockholders entitled to vote on the election of directors at the Annual Meeting. Shares represented by executed proxies received by the Company will be voted, unless otherwise marked withheld, “FOR” the election of each of the nominees.

Nominees

W. Michael Barnes
Age: 74 Director since: 2004 Board committees: Audit, Compensation Other public company directorships: • Advanced Micro Devices, Inc. (2003 to 2015)

Qualifications and skills to serve as a director:

•  Complex financial management experience

•   Extensive knowledge of technology industry

•  Experience as public company chief financial officer, director and committee member

Mr. Barnes held several positions at Rockwell International Corporation, a multi-industry company in high technology businesses including aerospace, commercial and defense electronics, telecommunication equipment, industrial automation systems and semiconductor products manufacturing, between 1968 and 2001, including Senior Vice President, Finance & Planning, and Chief Financial Officer from 1991 through 2001. Mr. Barnes holds a Ph.D. in operations research from Texas A&M University. He also holds Bachelor’s and Master’s degrees in industrial engineering from Texas A&M University.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	13

PROPOSAL 1 – ELECTION OF DIRECTORS

Thomas Dannenfeldt
Age: 50 Director since: 2013 Board committees: Compensation, Executive	Qualifications and skills to serve as a director: • Expertise in global telecommunications industry • Expertise in strategy, business and finance • Experience in accounting and internal controls

Mr. Dannenfeldt has served as the Chief Financial Officer of Deutsche Telekom, our majority stockholder and a leading integrated telecommunications company, since January 2014. He was Finance Director of Telekom Deutschland from April 2010 to December 2013. From July 2009 to April 2010, he was the CFO of T-Mobile Deutschland. From January 2010 to April 2010, he was also responsible for the fixed line part of Deutsche Telekom as a member of the T-Home Board of Management. Mr. Dannenfeldt started his career at Deutsche Telekom in 1992 and has gained more than 20 years of experience in various leadership roles in sales, marketing and finance in national and international mobile and fixed line telecommunications business. He also served on the Board of Directors of Virgin Mobile in the UK in 2003 and 2004, as well as the Chairman of the Board of Directors of EE Limited in 2014 and 2015.

Srikant M. Datar

Age: 63

Director since: 2013

Board committee: Audit (Chair)

Other public company directorships:

•  Novartis AG

•   ICF International Inc.

•  Stryker Corporation

•   HCL Technologies (2012 to 2014)

•  KPIT Technologies (2007 to 2012)

Qualifications and skills to serve as a director:

•  Expertise in accounting, governance and risk management

•   Public company director and committee experience

•  Academic and commercial perspective on complex issues

Mr. Datar is the Arthur Lowes Dickinson Professor at the Graduate School of Business Administration at Harvard University. Mr. Datar is a Chartered Accountant and planner in industry, and has been a professor of accounting and business administration at Harvard since July 1996; he previously served as a professor at Stanford University and Carnegie Mellon University. Mr. Datar received gold medals upon his graduation from the Indian Institute of Management, Ahmedabad, and the Institute of Cost and Works Accountants of India. Mr. Datar received a Master’s degree in Statistics and Economics and a Ph.D. in Business from Stanford University.

14

PROPOSAL 1 – ELECTION OF DIRECTORS

Lawrence H. Guffey
Age: 49 Director since: 2013 Board committees: Compensation, Executive, Nominating and Corporate Governance

Qualifications and skills to serve as a director:

•  Core financial and business skills

•   Experience overseeing investments in media and communications industries

•  Public company director and committee experience

Mr. Guffey is Chief Executive Officer of LG Capital Investors LLC, a single-family investment office formed in 2014. From 1991 to 2014, Mr. Guffey was with The Blackstone Group, an asset management and financial services company, most recently serving as Senior Managing Director (Partner) in the Private Equity Group. Mr. Guffey led many of The Blackstone Group’s media and communications investment activities and managed Blackstone Communications Advisors. Mr. Guffey was a member of the Supervisory Board at Deutsche Telekom, our majority stockholder, from June 2006 until October 2013. He was a Director of New Skies Satellites Holdings Ltd. from January 2005 to December 2007, Axtel SA de CV since October 2000, FiberNet L.L.C. from 2001 until 2003, iPCS Inc. from August 2000 to September 2002, PAETEC Holding Corp. from February 2000 to 2002, and Commnet Cellular Inc. from February 1998 to December 2001. Mr. Guffey also served as a Director of TDC A/S from February 2006 to March 2013. He holds a Bachelor of Arts magna cum laude degree from Rice University, where he was elected to Phi Beta Kappa.

Timotheus Höttges
Age: 54 Director since: 2013 Board committee: Executive (Chair) Other public company directorships: • Henkel AG & Co. KGaA • BT plc	Qualifications and skills to serve as a director: • Chief executive officer of major global communications company • Core finance, business and leadership skills

Since January 2014, Mr. Höttges has served as Chief Executive Officer of Deutsche Telekom, our majority stockholder and a leading integrated telecommunications company. From March 2009 to December 2013, he served as Deutsche Telekom’s Chief Financial Officer (CFO) and a member of the Board of Management. From December 2006 to March 2009, he was a member of the Board of Management responsible for the T-Home Unit (fixed network and broadband business, as well as integrated sales and service in Germany). From January 2003 to December 2006, Mr. Höttges headed European operations as a member of the Board of Management of T-Mobile International. Mr. Höttges studied Business Administration at the University of Cologne.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	15

PROPOSAL 1 – ELECTION OF DIRECTORS

Bruno Jacobfeuerborn
Age: 56 Director since: 2014 Board committee: Executive	Qualifications and skills to serve as a director: • Expertise in global telecommunications industry • Wireless network and technology expertise • Core business, management and leadership skills

Mr. Jacobfeuerborn is Chief Technology Officer (CTO) of Deutsche Telekom AG since February 2012 and Managing Director of Deutsche Funkturm GmbH since January 2017. Deutsche Telekom AG is our majority stockholder and a leading integrated telecommunications company. Previously, he served as the Director of Technology Telekom Deutschland GmbH from April 2010 to December 2016. Prior to that, Mr. Jacobfeuerborn was Director of Technology of T-Mobile Deutschland and T-Home in Germany from July 2009 to March 2010. In this double role, he was responsible for the technology business (both mobile and fixed network) in Germany. From April 2007 to July 2009, he was Managing Director of Technology, IT and Procurement at Polska Telefonica Cyfrowa. Mr. Jacobfeuerborn joined what is now Deutsche Telekom AG in 1989 and has held several positions with increasing responsibility within the group.

Raphael Kübler
	Age: 54 Director since: 2013 Board committees: Compensation, Executive Other public company directorships: • Hellenic Telecommunications Organization	Qualifications and skills to serve as a director: • Expertise in global telecommunications industry • Core business, management and leadership skills • Complex financial management experience

In January 2014, Mr. Kübler assumed the position of Senior Vice President of the Corporate Operating Office of Deutsche Telekom, our majority stockholder and a leading integrated telecommunications company, and reports directly to the Chief Executive Officer of Deutsche Telekom. From July 2009 to December 2013, Mr. Kübler served as a Senior Vice President Group Controlling at Deutsche Telekom. In this position, he was responsible for the financial planning, analysis and steering of the overall Deutsche Telekom Group as well as the financial management of central headquarters and shared services. From November 2003 to June 2009, Mr. Kübler served as Chief Financial Officer of T-Mobile Deutschland GmbH, the mobile operations of Deutsche Telekom in Germany now known as Telekom Deutschland GmbH (a wholly-owned subsidiary of Deutsche Telekom). Mr. Kübler studied Business Administration at H.E.C. in Paris and the Universities of Bonn and Cologne. He holds a doctoral degree from the University of Cologne.

16

PROPOSAL 1 – ELECTION OF DIRECTORS

Thorsten Langheim
Age: 51 Director since: 2013 Board committees: Executive, Nominating and Corporate Governance

Qualifications and skills to serve as a director:

•  Expertise in global telecommunications industry

•   Experience overseeing telecommunications and technology investments

•  Corporate strategy and M&A experience

Mr. Langheim serves as Executive Vice President Group Corporate Development of Deutsche Telekom, our majority stockholder and a leading integrated telecommunications company, a position he has held since November 2009. In his current role, he manages Deutsche Telekom’s Corporate Strategy and Group M&A activities. Mr. Langheim has also served as the Chairman of Deutsche Telekom Capital Partners since June 2015. Prior to his position at Deutsche Telekom, Mr. Langheim was Managing Director at the Private Equity Group of The Blackstone Group, an asset management and financial services company, from May 2004 to June 2009, primarily focusing on private equity investments in Germany. Mr. Langheim is a member of the Supervisory Board of Scout24, T-Systems and Deutsche Sporthilfe. Previously, Mr. Langheim served on the boards of STRATO AG and T-Venture Holding GmbH. Mr. Langheim holds a Master of Science degree in International Securities, Investment and Banking from the ISMA Centre for Education and Research at the University of Reading. Mr. Langheim holds a Bachelor’s degree in European Finance and Accounting from the University of Bremen (Germany) and Leeds Business School (United Kingdom).

John J. Legere
	Age: 58 Director since: 2013 Board committee: Executive	Qualifications and skills to serve as a director: • Chief Executive Officer of T-Mobile • Expertise in telecommunications and technology industries

Mr. Legere joined T-Mobile USA in September 2012 as President and Chief Executive Officer and became our President and Chief Executive Officer on April 30, 2013 upon the consummation of the Business Combination. Mr. Legere has over 34 years’ experience in the U.S. and global telecommunications and technology industries. Prior to joining T-Mobile USA, Mr. Legere served as Chief Executive Officer of Global Crossing Limited, a telecommunications company, from October 2001 to October 2011. Before joining Global Crossing, he served as Chief Executive Officer of Asia Global Crossing; as president of Dell Computer Corporation’s operations in Europe, the Middle East, and Africa; as president Asia-Pacific for Dell; as president of AT&T Asia Pacific; as head of AT&T’s outsourcing program and as head of AT&T global strategy and business development. Mr. Legere serves on the CTIA Board of Directors. Mr. Legere received a Bachelor’s degree in Business Administration from the University of Massachusetts, a Master of Science degree as an Alfred P. Sloan Fellow at the Massachusetts Institute of Technology, and a Master of Business Administration degree from Fairleigh Dickinson University and he completed Harvard Business School’s Program for Management Development.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	17

PROPOSAL 1 – ELECTION OF DIRECTORS

Teresa A. Taylor
Age: 53 Director since: 2013 Board committee: Compensation (Chair) Other public company directorships: • First Interstate BancSystem, Inc. • Columbia Pipeline Group, Inc.

Qualifications and skills to serve as a director:

•  Expertise in technology, media and telecommunications industries

•   Expertise in strategic planning and execution, technology development, human resources, labor relations and corporate communications

•   Public company director and committee experience

Since April 2011, Ms. Taylor has served as Chief Executive Officer of Blue Valley Advisors, LLC, an advisory firm. Ms. Taylor served as Chief Operating Officer of Qwest Communications, Inc., a telecommunications carrier, from August 2009 to April 2011. She served as Qwest’s Executive Vice President, Business Markets Group, from January 2008 to April 2009 and served as its Executive Vice President and Chief Administrative Officer from December 2005 to January 2008. Ms. Taylor served in various positions with Qwest and the former US West beginning in 1987. During her 24-year tenure with Qwest and US West, she held various leadership positions and was responsible for strategic planning and execution, sales, marketing, product, network, information technology, human resources and corporate communications. Ms. Taylor received a Bachelor of Science degree from the University of Wisconsin-LaCrosse.

Kelvin R. Westbrook

Age: 61

Director since: 2013

Board committees: Audit, Nominating and Corporate Governance (Chair)

Other public company directorships:

•  Archer-Daniels-Midland Company

•   Stifel Financial Corp.

•  Camden Property Trust

•   The Mosaic Company

Qualifications and skills to serve as a director:

•  Expertise in the telecommunications industry

•   Core legal, media, marketing and risk analysis skills

•  Public company director and committee experience

Mr. Westbrook is President and Chief Executive Officer of KRW Advisors, LLC, a consulting and advisory firm, a position he has held since October 2007. Mr. Westbrook also served as Chairman and Chief Strategic Officer of Millennium Digital Media Systems, L.L.C. (“MDM”), a broadband services company that later changed its name to Broadstripe LLC, from September 2006 until October 2007. Mr. Westbrook was also President and Chief Executive Officer of MDM from May 1997 until October 2006. Broadstripe LLC (formerly MDM) and certain of its affiliates filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2009, approximately fifteen months after Mr. Westbrook resigned. Mr. Westbrook received an undergraduate degree in Business Administration from the University of Washington and a Juris Doctor degree from Harvard Law School.

The Board of Directors recommends that you vote

“FOR”

the election of each of the above-named nominees.

18

The following sets forth information regarding the executive officers of the Company. Biographical information pertaining to Mr. Legere, who is both an executive officer and a director of the Company, can be found in the Section entitled “Proposal 1—Election of Directors.”

Name	Age	Position
David R. Carey	63	Executive Vice President, Corporate Services
J. Braxton Carter	58	Executive Vice President and Chief Financial Officer
Peter A. Ewens	54	Executive Vice President, Corporate Strategy
Thomas C. Keys	58	President, T-Mobile Indirect Channels
David A. Miller	56	Executive Vice President, General Counsel and Secretary
Neville R. Ray	54	Executive Vice President and Chief Technology Officer
G. Michael (Mike) Sievert	47	Chief Operating Officer
Elizabeth A. Sullivan	54	Executive Vice President, Human Resources

David R. Carey serves as our Executive Vice President, Corporate Services, and is responsible for leading the Enterprise Program Office, Corporate Communications, Corporate Real Estate, Corporate Responsibility and the Chief Executive Officer Staff. Mr. Carey has also served in the same role with T-Mobile USA since March 2013. Before joining T-Mobile USA, from October 2011 to March 2013, Mr. Carey served as the Chief Executive Officer and Founder of TeleScope Advisors, LLC, an advisory firm specializing in telecommunications. Mr. Carey served as Executive Vice President at Global Crossing Limited, a telecommunications company, from September 1999 to October 2011. Mr. Carey’s career spans 35 years in the telecom and energy services industries. His experience in telecom includes leadership positions at AT&T, LG&E Energy, Frontier Communications and Global Crossing. He currently serves on the Board of Directors of Wind Mobile, Canada and on the telecommunications and media advisory board of Hewlett-Packard Corporation. Mr. Carey holds a Master of Science in Management Science from the Massachusetts Institute of Technology, where he was appointed to a Sloan Fellowship, and received his Bachelor of Science degree at Clarkson University.

J. Braxton Carter serves as our Executive Vice President and Chief Financial Officer, and is responsible for leading the financial functions of the Company. Mr. Carter served as MetroPCS’s Chief Financial Officer from March 2005 until the consummation of the Business Combination. Mr. Carter also served as MetroPCS’s Vice Chairman from May 2011 until the consummation of the Business Combination. From February 2001 to March 2005 he was Vice President, Corporate Operations of MetroPCS. Mr. Carter also has extensive senior management experience in the wireless and retail industry and spent ten years in public accounting. Mr. Carter is a certified public accountant. Mr. Carter presently serves on the Board of Alumni for the Leeds School of Business of the University of Colorado. Mr. Carter received a Bachelor of Science degree from the University of Colorado with a major in accounting.

Peter A. Ewens serves as our Executive Vice President, Corporate Strategy. He leads the Company’s corporate strategy, business development and M&A activities, which include spectrum strategy and acquisitions and co-brand partnerships. Mr. Ewens has also served as Executive Vice President and Chief Strategy Officer of T-Mobile USA since July 2010. From April 2008 until July 2010, Mr. Ewens was Senior Vice President, Corporate Strategy at T-Mobile USA. Before joining T-Mobile USA, Mr. Ewens was Vice President of OEM Business at Sun Microsystems, a computer software and information technology services company, from June 2006 through March 2008. Before that, Mr. Ewens was a partner at McKinsey & Company, a global management consulting firm. Mr. Ewens received a Master of Science in Management from the Sloan School at Massachusetts Institute of Technology, and Master’s and Bachelor’s degrees in Electrical Engineering from the University of Toronto.

Thomas C. Keys serves as our President, T-Mobile Indirect Channels, and is responsible for leading our partner relationships, including dealers, for the T-Mobile and MetroPCS brands. Previously, Mr. Keys served as our Executive Vice President and Chief Operating Officer, MetroPCS Business from April 2013 to February 2015. Mr. Keys served as MetroPCS’s President from May 2011 until the consummation of the Business Combination, and as Chief Operating Officer since June 2007. Mr. Keys also served as MetroPCS’s President from June 2007 to December 2007, Senior Vice President, Market Operations, West, from January 2007 until June 2007, and as Vice President and General Manager, Dallas, from April 2005 until January 2007. Mr. Keys received a Bachelor of Arts degree from the State University of New York at Oswego, and a Master of Arts from Syracuse University.

David A. Miller serves as our Executive Vice President, General Counsel and Secretary. Mr. Miller oversees all legal affairs and government affairs functions of the Company. Mr. Miller has also served as T-Mobile USA’s Chief Legal Officer, Executive Vice President, General Counsel and Secretary. Mr. Miller was appointed Senior Vice President and General Counsel of T-Mobile USA in April 2002 and Executive Vice President in January 2011. Previously, Mr. Miller served as Director of Legal Affairs for Western Wireless (a predecessor to T-Mobile USA) from March 1995 to May 1999, and he became Vice President of Legal Affairs of VoiceStream in May 1999 following its spin-off from Western Wireless. VoiceStream was acquired by Deutsche Telekom in May 2001, when it became T-Mobile USA. Prior to joining Western Wireless, Mr. Miller was an attorney with the law firm of Lane Powell and began his law career as an attorney with the firm McCutchen, Doyle, Brown and Enersen. Mr. Miller serves on the Board of Directors of the Competitive Carriers Association and is a member of its Executive Committee. Mr. Miller received a Bachelor’s degree in Economics from the University of Washington and a Juris Doctor from Harvard Law School.

Neville R. Ray serves as our Executive Vice President and Chief Technology Officer. Mr. Ray joined T-Mobile USA (then VoiceStream) in April 2000 and since December 2010 has served as its Chief Technology Officer, responsible for the national management and development of

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	19

EXECUTIVE OFFICERS

the T-Mobile USA wireless network and the company’s IT services and operations. Prior to joining T-Mobile USA, Mr. Ray served as Network Vice President for Pacific Bell Mobile Services. He currently serves on the Board of Directors of Next Generation Mobile Networks Alliance, a mobile telecommunications association of mobile operators, vendors, manufacturers and research institutes. He also serves on the Board of Governors of 5G Americas, which provides the 3GPP family of technologies and served as the Chairperson from 2008 through 2013, and again in 2015. He has also served as a member of the National Telecommunications and Information Administration’s Commerce Spectrum Management Advisory Committee and the Federal Communications Commission’s Communications Security, Reliability and Interoperability Council. Mr. Ray is an honors graduate of The City University of London and a member of the Institution of Electrical and Electronic Engineers and the Institution of Civil Engineers.

G. Michael (Mike) Sievert serves as our Chief Operating Officer. Mr. Sievert is responsible for guiding all customer-facing operations across the business, including marketing, product development, retail management, sales and customer care for all of our direct and indirect channels and each of our brands. Mr. Sievert served as our Executive Vice President and Chief Marketing Officer from April 2013 to February 2015 and from November 2012 to April 2013, Mr. Sievert was Executive Vice President and Chief Marketing Officer of T-Mobile USA. Prior to joining T-Mobile USA, Mr. Sievert was an entrepreneur and investor involved with several Seattle-area start-up companies. From April 2009 to June 2011, he was Chief Commercial Officer at Clearwire Corporation, a broadband communications provider, responsible for all customer-facing operations. From February 2008 to January 2009, Mr. Sievert was co-founder and Chief Executive Officer of Switchbox Labs, Inc., a consumer technologies developer, leading up to its sale to Lenovo. He also served from January 2005 to February 2008 as Corporate Vice President of the worldwide Windows group at Microsoft Corporation, responsible for global product management and P&L performance for that unit. Prior to Microsoft, he served as Executive Vice President and Chief Marketing Officer at AT&T Wireless for three years. He also served as Chief Sales and Marketing Officer at E*TRADE Financial and began his career with management positions at Procter & Gamble and IBM. He has served on the boards of Rogers Wireless in Canada, Switch & Data Corporation, and a number of technology start-ups. Mr. Sievert received a Bachelor’s degree in Economics from the Wharton School at the University of Pennsylvania.

Elizabeth A. Sullivan serves as our Executive Vice President, Human Resources. Ms. Sullivan is responsible for leading the human resources function that supports our employees across the country. From January 2014 to June 2016 she served as Senior Vice President of Total Rewards and Operations, encompassing leadership of all compensation, Rewards & Recognition, benefits, payroll, HR systems and HR operations. From June 2013 to January 2014, she served as Vice President, CHRO Regions, at Providence Health & Services, a non-profit health system. From January 2011 to June 2013 she served as Senior Vice President, Human Resources at T-Mobile. Prior to joining T-Mobile, Ms. Sullivan held various positions at Starbucks Coffee Company, a coffee retailer, in both the Law & Corporate Affairs department and the Human Resources department. Ms. Sullivan received a Bachelor’s degree from the University of Massachusetts, Amherst and a Juris Doctor from Northeastern University School of Law.

20

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Although ratification of the appointment of PricewaterhouseCoopers LLP by our stockholders is not required, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.

We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions by stockholders.

Approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2017 requires that the number of votes cast “FOR” the proposal represents a majority of the total votes cast on the proposal. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment but is under no obligation to appoint a different independent registered public accounting firm.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for reviewing and, if appropriate, pre-approving all audit, audit-related and non-audit services to be performed by our independent registered public accounting firm. The Audit Committee charter authorizes the Audit Committee to establish a policy and related procedures regarding the pre-approval of audit, audit-related and non-audit services to be performed by our independent registered public accounting firm. The Audit Committee has delegated its pre-approval authority to the Chair of the Audit Committee, who is authorized to pre-approve services to be performed by our independent registered public accounting firm and the compensation to be paid for such services if it is impracticable to delay the review and approval of such services and compensation until the next regularly scheduled meeting of the Audit Committee, provided that in such case the Chair shall provide a report to the Audit Committee at its next regularly scheduled meeting of any services and compensation approved by the Chair pursuant to the delegated authority.

Audit and All Other Fees

PricewaterhouseCoopers LLP was paid the following fees for services rendered during fiscal years 2016 and 2015, all of which were approved in conformity with the Audit Committee’s pre-approval process, as described above under “Audit Committee Pre-Approval Policy”:

	2016 ($)	2015 ($)
Audit Fees (1)	8,398,000	7,822,000
Audit-Related Fees (2)	414,000	562,000
Tax Fees (3)	738,000	568,000
All Other Fees (4)	61,000	58,000
Total Fees	9,611,000	9,010,000

(1)

Audit Fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings.

(2)

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees. This category includes fees related to audit and attest services not required by statute or regulations, and consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

(4)	All Other Fees consist of fees for permitted services other than those that meet the criteria above and include fees to assess mobile advertising for a joint venture and research subscriptions.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	21

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017

Audit Committee Report

In the performance of its oversight responsibilities, the Audit Committee (1) reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements for the fiscal year ended December 31, 2016; (2) discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) AS1301, Communications with Audit Committees; (3) received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee regarding independence; and (4) discussed with the Company’s independent registered public accounting firm any relationships that may impact its objectivity and independence and satisfied itself as to the firm’s independence.

Company management is responsible for the assessment and determination of risks associated with the Company’s business, financials, operations and contractual obligations. The Audit Committee, together with the Board of Directors, is responsible for oversight of the Company’s management of risks. As part of its responsibilities for oversight of the Company’s management of risk, the Audit Committee has reviewed and discussed the Company’s enterprise-wide risk assessment, and the Company’s policies with respect to risk assessment and risk management, including discussions of individual risk areas as well as an annual summary of the overall process.

The Audit Committee has discussed with the Company’s Internal Audit Department and its independent registered public accounting firm the overall scope of and plans for their respective audits. The Committee regularly meets with the head of the Company’s Internal Audit Department, and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

Management is responsible for the Company’s financial reporting process, including establishing and maintaining adequate internal financial controls and the preparation of the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm also is responsible for performing an independent audit of the effectiveness of the Company’s internal controls over financial reporting and issuing a report thereon. We rely, without independent verification, on the information provided to us and on the representations made by management and the Company’s independent registered public accounting firm. Based on the review and discussion and the representations made by management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The Audit Committee:

Srikant M. Datar, Ph.D, Chairman

W. Michael Barnes, Ph.D.

Kelvin R. Westbrook

The material contained in this Audit Committee Report does not constitute soliciting material, is not deemed filed with the SEC, and is not incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

The Board of Directors recommends that you vote

“FOR”

the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

22

We are asking stockholders to approve an advisory, non-binding resolution (commonly referred to as a “say-on-pay” resolution) on the compensation of the Company’s named executive officers as reported in this proxy statement.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers for 2016. The Board and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.

The Board has adopted a policy providing for a triennial “say-on-pay” advisory vote. In accordance with this policy and Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting of Stockholders:

RESOLVED, that the stockholders of T-Mobile US, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers for 2016 as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s Annual Meeting of Stockholders.

This advisory “say-on-pay” resolution is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the Board modifies its policy on the frequency of future “say-on-pay” advisory votes, which it may do following the outcome of Proposal 4 (Advisory Vote on the Frequency of Future Advisory Votes on the Compensation Provided to the Company’s Named Executive Officers, for which the Board has recommended that our stockholders vote for a frequency of every three years) the next “say-on-pay” advisory vote will be held at the 2020 Annual Meeting of Stockholders.

Required Vote

Approval of the advisory resolution to approve our executive compensation requires that the number of votes cast “FOR” the proposal represents a majority of the total votes cast on the proposal.

The Board of Directors recommends that you vote

“FOR”

the advisory resolution to approve the compensation of our named executive officers.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	23

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our 2016 executive compensation program for the following executive officers (collectively, the “Named Executive Officers”):

John J. Legere	President and Chief Executive Officer
J. Braxton Carter	Executive Vice President and Chief Financial Officer
G. Michael Sievert	Chief Operating Officer
Neville R. Ray	Executive Vice President and Chief Technology Officer
Thomas C. Keys	President, T-Mobile Indirect Channels

Customer Momentum Continued at T-Mobile for the Third Straight Year, Resulting in Strong Financial Performance That Balanced Growth With Profitability

T-Mobile had another record year in 2016, delivering industry leading customer, service revenue, net income, and Adjusted EBITDA growth. We ended the year with 71.5 million total customers. T-Mobile added 8.2 million total net customers in 2016 and captured all of the industry’s postpaid phone growth, which made T-Mobile America’s fastest growing wireless company once again. In addition to strong net customer additions, we kept customers longer with branded postpaid phone churn of 1.30% for the full year 2016.

Our customer growth translated into strong financial results. Service revenue of $27.8 billion for 2016 grew at an industry-leading 12% year over year. Similarly, net income of $1.5 billion for 2016, grew 99% year over year and Adjusted EBITDA of $10.4 billion for 2016 grew 41% year over year, significantly outpacing the industry. As of December 31, 2016, T-Mobile provided 4G LTE coverage to 314 million people. Our stock price increased by 248% from May 1, 20131 through December 31, 2016 and 47.7% during 2016 alone.

Adjusted EBITDA is a non-GAAP financial measure. The non-GAAP financial item should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial item to the most directly comparable GAAP financial item are provided in Appendix A to this proxy statement.

1 The first day of trading after consummation of the Business Combination.

Our executive compensation program emphasizes pay for performance. As a result, our 2016 Named Executive Officer compensation reflects T-Mobile’s strong 2016 operational and financial performance.

24

EXECUTIVE COMPENSATION

Executive Compensation Program

Our executive compensation program is aligned with our business strategy and is designed to attract and retain top talent, reward short-term and long-term business results and exceptional performance, and most importantly, maximize stockholder value. Our executive compensation program is competitive in the marketplace and highly incentive-based, with Company performance determining a significant portion of total compensation.

Key Features of our Executive Compensation Program

What we do	What we don’t do

Emphasis on pay for performance	No short-selling, hedging or pledging of Company’s securities

Independent compensation consultant	No excise tax gross ups

Executive and director stock ownership guidelines	No special executive retirement program

Clawback policy to recapture incentive payments	No acceleration of compensation upon retirement

Use of multiple performance measures and caps on potential incentive payments	No single-trigger vesting of equity awards upon a change in control

Substantial majority of target total compensation is variable	No significant perquisites

Use of executive compensation statements (“tally sheets”)

Annual risk assessment of compensation programs

What We Pay and Why: Goals and Elements of Compensation

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	25

EXECUTIVE COMPENSATION

To promote a performance-based culture that further aligns the interests of management and stockholders, in 2016 the executive compensation program focused extensively on variable, performance-based compensation. As illustrated in the charts below, the substantial majority of our Chief Executive Officer’s and other Named Executive Officers’ actual total compensation as reported in the 2016 Summary Compensation Table was in the form of variable compensation (short-term and long-term).

Factors Considered in Determining Executive Compensation

Compensation Consultant and Management

The Compensation Committee sets compensation levels based on the skills, experience and achievements of each executive officer, taking into account market analysis, input by its compensation consultant and the compensation recommendations of our Chief Executive Officer, except with respect to his own position. The Compensation Committee believes that input from both its independent compensation consultant and our Chief Executive Officer provides useful information and points of view to assist the Compensation Committee in determining appropriate compensation.

Market Analysis

We use comparative executive officer compensation data publicly disclosed by a peer group of public companies in addition to compensation survey data to evaluate the competitiveness of our executive officer compensation and to guide the compensation for newly hired executive officers. We believe a competitive total compensation package is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead the Company and execute on our strategic business plan. In analyzing this information, we compare our executive compensation program as a whole and compare the pay of our individual executives if we believe the positions are sufficiently similar to make meaningful comparisons. We do not target a specific percentile in the range of comparative data for each individual or for each component of compensation. In determining the amount of base salary, target incentive award and level of equity compensation for each Named Executive Officer, we review the comparative compensation data and consider each executive’s level of responsibility, prior experience, past job performance, contribution to the Company’s success and results achieved. The Compensation Committee exercises its business judgment and discretion and does not apply formulas or assign these factors specific mathematical weights.

Executive Compensation Peer Group

We select our peer group based on similarity to us in terms of relative size of revenue and market capitalization, industry and the ability to compete with us for talent at the executive officer level. The Compensation Committee reviews the Company’s peer group on an annual basis. No changes were made to the peer group in 2016. T-Mobile was in the median range of the peer group for 2016 both in terms of market capitalization and revenue. This peer group, which is described below under “Executive Compensation,” was used to set compensation for 2016.

26

EXECUTIVE COMPENSATION

The following chart shows T-Mobile’s 2016 peer group of 15 companies and each such company’s revenue as of fiscal year-end and market capitalization as of December 31, 2016. Our peer group for 2017 has not changed.

Analysis of Executive Officer Compensation

The key components of our executive compensation are base salary, an annual cash-based short-term incentive and long-term incentives composed of performance-based RSUs and time-based RSUs.

Target Total Direct Compensation

The Compensation Committee reviews the compensation of the Named Executive Officers based on a market analysis prepared by management in partnership with the Compensation Committee’s independent compensation consultant. Based on such analysis, the

Compensation Committee made no changes to Mr. Legere’s target compensation. However, the Compensation Committee increased the target compensation of Messrs. Carter, Sievert, Ray and Keys for 2016. Increases were established based on the Compensation Committee’s assessment of each Named Executive Officer in relation to peer and survey market data as well as the executive officer’s contribution to the Company’s ongoing strategy. Increases to target compensation supported the continued retention and engagement of our Named Executive Officers.

The following table shows the 2016 target total direct compensation established for each Named Executive Officer effective as of January 1, 2016. No subsequent changes were made in 2016 impacting target compensation.

Officer	Base Salary ($)	Target STIP Percent (1)	Target STIP Value ($)	Total Target Cash ($)	Target LTIP Percent (2)	Target LTIP Value ($)	Total Direct Compensation ($)
John J. Legere	1,500,000	200%	3,000,000	4,500,000	267%	12,000,000	16,500,000
J. Braxton Carter	725,000	125%	906,250	1,631,250	250%	4,078,125	5,709,375
G. Michael Sievert	800,000	150%	1,200,000	2,000,000	250%	5,000,000	7,000,000
Neville R. Ray	700,000	125%	875,000	1,575,000	250%	3,937,500	5,512,500
Thomas C. Keys	725,000	100%	725,000	1,450,000	250%	3,625,000	5,075,000
(1)	Target STIP Percent as a percent of base salary.

(2)	Target LTIP Percent as a percent of total target cash.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	27

EXECUTIVE COMPENSATION

Annual Base Salaries

Base salary is designed to provide a competitive fixed component of income. Base salaries for our Named Executive Officers are set by the Compensation Committee, with assistance from the compensation consultant, after consideration of various factors including individual performance, executive experience and skill set and market data. In particular, the Committee focuses on how base salary levels may impact the market competitiveness of an executive’s total compensation opportunity. See further discussion under “Factors Considered in Determining Executive Compensation-Market Analysis” above.

Annual Short-Term Incentives

Our executive officers are eligible for annual cash-based short-term incentives under the 2013 Omnibus Incentive Plan. The Compensation Committee sets the target value of each executive’s short-term incentive award opportunity as a percentage of the executive’s base earnings. These award opportunities are established at threshold, target and maximum levels. The maximum level for each metric is capped at 200% of target. The 2016 short-term incentive plan (the “2016 STIP”) awards for executive officers, including the Named Executive Officers, were based entirely on Company performance, which was measured by: Total Service Revenue, Branded Net Additions (Total Branded Customers), Adjusted EBITDA, and Operating Free Cash Flow. Adjusted EBITDA and Operating Free Cash Flow are non-GAAP measures and Operating Free Cash Flow is not provided in our earnings materials. Please see Appendix A for more information on how these measures are calculated. These measures were aligned with the operational objectives of the Company’s business. The minimum threshold had to be achieved on at least one of the metrics to generate awards. If none of the minimum performance thresholds had been achieved during 2016, no awards would have been paid.

Metric	Weight	Minimum Performance (in millions)	Target Performance (in millions)	Maximum Performance (in millions)	Actual Performance (in millions)
Total Service Revenue	30%	$25,159	$26,483	$27,145	$27,844
Branded Net Additions	20%	1.274	3.185	4.455	6.605
Adjusted EBITDA	20%	$8,151	$8,860	$9,332	$10,391
Operating Free Cash Flow	30%	$2,458	$3,245	$3,559	$3,426

The Company performed above target levels with respect to all four performance metrics in 2016 and above maximum levels with respect to three of the four performance metrics. Overall performance under the 2016 STIP was achieved at 187% of target. The following table shows the payouts under the 2016 STIP of each Named Executive Officer based on these performance results.

Officer	Base Earnings (1) ($)	Target 2016 STIP Percent (as a % of Base Earnings)	Target 2016 STIP Value ($)	Company Attainment	Total 2016 STIP Payout Value ($)
John J. Legere	1,500,000	200%	3,000,000	187%	5,610,000
J. Braxton Carter	724,135	125%	905,168	187%	1,692,665
G. Michael Sievert	800,000	150%	1,200,000	187%	2,244,000
Neville R. Ray	696,539	125%	870,673	187%	1,628,159
Thomas C. Keys	724,136	100%	724,136	187%	1,354,135
(1)	Base earnings are established based on eligible earnings as reported by T-Mobile payroll and vary slightly from target 2016 base salaries.

Long-Term Incentives

We grant our executive officers long-term incentive compensation in the form of performance-based RSUs and time-based RSUs under the 2013 Omnibus Incentive Plan. Performance-based RSUs are measured based on our relative total shareholder return (RTSR) over a three-year performance period. We believe it is an appropriate performance measure because RTSR inherently reflects relevant financial and operational results as share price is a reflection of our current and expected future performance and directly links a significant portion of executive officer compensation with shareholder value creation.

Long-Term Incentive Awards Granted in 2016

On February 25, 2016, we granted the Named Executive Officers long-term incentive awards. With the exception of Mr. Legere, the Named Executive Officers received half of their 2016 long-term incentive awards in the form of performance-based RSUs and half in the form of time-based RSUs. We believe this mix emphasizes long-term Company performance while retaining and engaging the Named Executive Officers. To further align Mr. Legere’s compensation with stockholder value creation, Mr. Legere’s grant had a greater emphasis on performance-based RSUs, with 2/3 of his 2016 long-term incentive award consisting of performance-based RSUs and 1/3 time-based RSUs. Time-based RSUs vest annually in three equal tranches beginning in February 2017, subject to the applicable Named Executive Officer’s continued service through the applicable vesting date. The performance-based RSUs cliff vest at the conclusion of a three-year performance period ending February 25, 2019, subject to the applicable Named Executive Officer’s continued service through the applicable vesting date, based on the level of RTSR attained during the performance period. Our Named Executive Officers did not receive any equity grants in 2016 other than the time-based and performance-based RSUs granted on February 25, 2016.

28

EXECUTIVE COMPENSATION

Performance-based RSU achievement can range from 0% to 200% of target based on relative performance and is determined by multiplying the target number of performance-based RSUs by an adjustment percentage based on the total shareholder return (“TSR”) percentile performance of the Company relative to our peer group, as follows:

The peer group for the 2016 performance-based RSU award on which RTSR is measured consists of the following 15 peer group companies discussed above: AT&T, CenturyLink, Charter Communications, Cisco Systems, Comcast, Dish Network, Frontier Communications, Intel, Level 3 Communications, Liberty Global Inc., Microsoft, Motorola Solutions, Qualcomm, Sprint, and Verizon

Communications. If one or more members of the peer group cease to be a publicly traded entity during the performance period, then that company will be removed from the peer group. No additional companies will be added to the peer group for purposes of the award.

The target 2016 grant value, award mix and number of units awarded are shown below for each Named Executive Officer. The number of units awarded was established as the total grant-date target value multiplied by the award mix divided by the average closing price of our common stock for the 30 calendar day period ending five business days prior to the grant date.

Officer	Total 2016 Grant Target Value ($)	Target PRSU / RSU Award Mix	Target Number of Performance- Based RSUs (#)	Number of Time- Based RSUs (#)
John J. Legere	12,000,000	2/3 PRSU, 1/3 RSU	215,112	107,556
J. Braxton Carter	4,078,125	1/2 PRSU, 1/2 RSU	54,829	54,829
G. Michael Sievert	5,000,000	1/2 PRSU, 1/2 RSU	67,223	67,223
Neville R. Ray	3,937,500	1/2 PRSU, 1/2 RSU	52,938	52,938
Thomas C. Keys	3,625,000	1/2 PRSU, 1/2 RSU	48,737	48,737

Performance-Based Long-Term Incentive Awards Vested in 2016

To reward exceptional performance and incentivize continued strong performance, Mr. Legere received a performance-based RSU award in December 2014 with a target value of $12 million, of which one-third of the RSUs could be earned based on achievement of an

Operating Free Cash Flow goal (the “OFCF RSUs”) and two-thirds of the RSUs could be earned based on Relative TSR (the “RTSR RSUs”).

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	29

EXECUTIVE COMPENSATION

The table below sets forth the number of PRSUs subject to Mr. Legere’s 2014 award which became fully-vested and earned as of December 31, 2016:

	Target 2014 PRSUs (#)	Performance Measures		PRSUs Earned (#)
Officer		RTSR Adjustment Percentage	OFCF Adjustment Percentage
John J. Legere	424,479	200%	200%	848,958(1)
(1)

Consists of 282,986 OFCF RSUs and 562,972 RTSR RSUs. The OFCF RSUs were earned based on achievement of an Operating Free Cash Flow goal over a measurement period from January 1, 2015 through December 31, 2015 at 200% of target based on actual performance. The earned OFCF RSUs were subject to time-vesting based on continued service through December 31, 2016. All such OFCF RSUs became fully vested as of December 31, 2016. The RTSR RSUs were earned based on the relative performance of the Company’s TSR compared to the TSR of companies that constituted our 2015 peer group over a measurement period from January 1, 2015 through December 31, 2016. Based on the Company’s RTSR at the end of the performance period, The RTSR RSUs were earned at 200% of target and became fully vested as of December 31, 2016.

Perquisites

We generally do not provide perquisites to any executive officer, including the Named Executive Officers, beyond what all other employees may be eligible to receive. In 2016, we provided personal security for Mr. Legere due to the range of security issues encountered by chief executive officers of large public companies, particularly with respect to high profile chief executive officers such as Mr. Legere. For fiscal year 2016, we paid approximately $51,800 toward Mr. Legere’s personal security.

Comprehensive Benefits Package

We provide a competitive benefits package to all full-time employees, including the Named Executive Officers, that includes health and welfare benefits, such as medical, dental, vision care, disability insurance, life insurance benefits and a 401(k) savings plan. We provide a non-qualified deferred compensation plan under which eligible participants may defer up to 75% of their base salary and 100% of their short-term incentive and annual RSUs. We do not provide any employer matching or discretionary allocations under the non-qualified deferred compensation plan.

Severance and Change-in-Control Benefits

We provide severance pay and other termination benefits to eligible executive officers, including the Named Executive Officers, whose employment is terminated, including due to corporate restructuring, and, in some cases, due to involuntary termination by us without cause or voluntary termination by the executive for good reason. These arrangements provide security of transition income and benefit replacement that allow such executives to focus on our prospective business priorities that create value for stockholders. We believe the level of severance and termination benefits provided by these arrangements is consistent with the practices of our peer group and is necessary to attract and retain key employees. These benefits are provided pursuant to our Severance Guidelines, Executive Continuity Plan, 2013 Omnibus Incentive Plan, long-term incentive award agreements and, for Messrs. Legere and Sievert, pursuant to written agreements with us. These arrangements do not include any gross up for excise taxes imposed as a result of severance or other payments that are deemed made in connection with a change in control. The potential payments and benefits available under these arrangements are discussed further under “— Potential Payments Upon Termination or in Connection With a Change in Control.”

Other Matters

Tax and Accounting Considerations

Section 162(m) of the Code. Section 162(m) of the Code generally disallows an income tax deduction to public companies for annual compensation in excess of $1 million paid to the chief executive officer and the three other most highly compensated named executive officers (excluding the chief financial officer). Compensation that qualifies as “performance-based” under Section 162(m) of the Code is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. Although the Compensation Committee considers the impact of Section 162(m) of the Code as well as other tax and accounting consequences when developing and implementing the Company’s executive compensation programs, the Compensation Committee retains the flexibility to design and administer compensation programs that are in the best interests of the Company and its stockholders. In addition, due to the ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code, no assurances can be given that compensation even if intended by the Compensation Committee to satisfy the requirements for deductibility under Section 162(m) of the Code would, in fact, do so.

Section 280G of the Code. Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. As discussed above, we do not provide tax gross-ups on income attributable to change in control and other executive arrangements.

Section 409A of the Code. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute

30

EXECUTIVE COMPENSATION

with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and directors to accelerated income tax liabilities, substantial additional taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefit plans and arrangements for all of our employees and directors, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Accounting for Stock-Based Compensation.    We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of PRSUs, RSUs and other equity-based awards under equity incentive award plans have been and will be accounted for under ASC Topic 718. We expect that we will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives. For further information on our accounting for our stock-based compensation awards, refer to our Annual Report on Form 10-K for the year ended December 31, 2016.

Securities Trading Policy

Our insider trading policy prohibits our directors and employees from trading in our securities during certain designated blackout periods and otherwise while they are aware of material non-public information, and from engaging in hedging transactions or short sales and trading in puts and calls with respect to our securities. The policy also prohibits holding our securities in a margin account or pledging our securities as collateral for a loan.

Clawback Provisions

In 2014, the Compensation Committee adopted a policy of recoupment of compensation in certain circumstances. The policy provides that in the event the Company issues a restatement of its financial statements due to its material noncompliance with financial reporting requirements under U.S. securities laws, the Company will, to the extent permitted by governing law, require reimbursement from current and former executive officers for excess incentive compensation received at any time during the three-year period preceding the date on which the Company is required to prepare the accounting restatement if a lower payment would have occurred based on the restated results, regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement. The policy is administered by the

Section 16 Subcommittee, which has the sole discretion to seek recovery from an executive officer and may consider whether seeking recovery would be in the best interests of the Company, including the costs and benefits of seeking recovery and whether doing so may prejudice the interests of the Company, including in any related proceeding or investigation. All awards granted under the 2013 Omnibus Incentive Plan are subject to the requirements of Section 954 of the Dodd-Frank Act regarding the recovery of erroneously awarded compensation as well as any implementing rules and regulations under the Dodd-Frank Act, any policies adopted by the Company to implement such requirement, and any other compensation recovery policies that may be adopted from time to time by the Company.

Stock Ownership Guidelines and Broad-Based Stock Ownership

Under our stock ownership guidelines for executive officers, each executive officer is expected to acquire and maintain ownership of our common stock equal in value to a specified multiple of the executive officer’s base salary measured as of May 1, 2013, for executives in office on that date, and as of the date the executive takes office for executives hired after that date. The multiple for our Chief Executive Officer is five times base salary and the multiple for our other executive officers is three times base salary. Each executive officer is expected to meet the ownership guidelines within the later of five years from the date we adopted the policy and the date on which he or she became an executive officer, and is expected to retain at least 50% of the net shares of common stock acquired through equity awards granted after the Business Combination until the ownership thresholds are met.

We believe that all employees should have a stake in the Company’s performance. Therefore, we implemented a Company-wide annual equity award program. In addition, we implemented an Employee Stock Purchase Plan (“ESPP”) in 2015 to provide employees with a cost-effective vehicle to purchase stock.

Equity Granting Practices

The Compensation Committee has adopted an equity grant policy pursuant to which the Compensation Committee (or a subcommittee) may approve annual grants to executive officers and other members of the executive leadership team at a specified time each year. In addition to the annual grants, equity awards may be granted on a quarterly basis to new hires. We may also grant supplemental equity awards from time to time to retain high-

performing leaders, reward exceptional performance or recognize expanded responsibility. No grants other than annual grants were made to the Named Executive Officers in 2016. The Compensation Committee has delegated authority to the Company’s Executive Vice President, Human Resources, subject to certain terms and limitations as established by the Compensation Committee, to make awards to employees who are not Section 16 officers.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	31

EXECUTIVE COMPENSATION

Results of Stockholder Advisory Approval of Named Executive Officer Compensation

At the 2014 Annual Meeting of Stockholders, stockholders were asked to approve, on an advisory basis, the Named Executive Officer compensation for 2013 as reported in the proxy statement. This say-on-pay proposal was approved by over 99% of the shares present and entitled to vote, which the Compensation Committee believes affirms our stockholders’ strong support of our executive compensation program.

Accordingly, while the Compensation Committee considered the results of the 2014 advisory vote along with stockholder input and other factors discussed in this CD&A, it concluded that no changes to our compensation policies and practices were warranted in response to the stockholder advisory vote. We are asking stockholders to approve an advisory say-on-pay resolution on the Company’s executive compensation as reported in this proxy statement in connection with the 2017 Annual Meeting of Stockholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Company management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference into the 2016 Form 10-K.

The Compensation Committee:

Teresa A. Taylor, Chair

W. Michael Barnes

Thomas Dannenfeldt

Lawrence H. Guffey

Raphael Kübler

32

EXECUTIVE COMPENSATION

Executive Compensation Tables

2016 Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2016, 2015 and 2014 earned by or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation ($)		Total ($)
John J. Legere	2016	1,500,000	—	12,898,115	—	5,610,000	51,800	(3)	20,059,915
President and Chief Executive Officer	2015	1,492,358	—	13,675,485	—	9,253,101	37,043		24,457,987
	2014	1,250,000	—	10,658,668	—	6,658,333	—		18,567,001
J. Braxton Carter	2016	724,135	—	4,339,167	—	1,692,665	10,600	(4)	6,766,567
Executive Vice President and Chief Financial Officer	2015	698,462	—	3,907,509	—	2,895,959	10,600		7,512,530
	2014	650,000	—	—	—	1,424,167	10,400		2,084,567
G. Michael Sievert	2016	800,000	—	5,320,028	—	2,244,000	10,600	(4)	8,374,628
Chief Operating Officer	2015	792,308	—	4,465,715	—	2,751,128	10,600		8,019,751
	2014	550,000	—	1,022,919	—	1,063,792	10,400		2,647,111
Neville R. Ray	2016	696,539	—	4,189,514	—	1,628,159	10,600	(4)	6,524,811
Executive Vice President and Chief Technology Officer	2015	598,462	—	2,679,457	—	2,409,960	10,600		5,698,479
	2014	550,000	—	—	—	1,683,583	10,400		2,243,983
Thomas C. Keys	2016	724,136	—	3,857,046	—	1,354,135	10,600	(4)	5,945,917
President, T-Mobile Indirect Channels	2015	700,000	—	3,907,509	—	2,565,333	10,600		7,183,442
	2014	688,462	—	—	—	1,400,449	10,400		2,099,311
(1)

The value of stock awards (consisting of time-based RSUs and performance-based RSUs at target level) is determined using the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the Named Executive Officer. See Note 9 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for a summary of the assumptions we apply in calculating these amounts. The aggregate grant date fair value of the performance-based RSUs granted to our Named Executive during 2016, assuming maximum performance, would be as follows: Mr. Legere, $17,544,535; Mr. Carter, $4,471,853; Mr. Sievert, $5,482,708; Mr. Ray, $4,317,623 and Mr. Keys, $3,974,990.

(2)

For 2016, represents amounts paid by the Company under the 2016 STIP, based on the achievement of certain Company performance measures during 2016. For additional information, please see “-Annual Short-Term Incentives” above. For 2015 and 2014, consists of (i) payouts of annual short-term incentive awards and (ii) payouts of long-term incentive awards granted under the legacy T-Mobile USA LTIP. Final payments under the legacy T-Mobile USA LTIP were made in 2015.

(3)	Represents amounts paid by the Company for security arrangements for Mr. Legere.

(4)	Represents matching contributions to the Company’s 401(k) plan.

2016 Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2016, to the Named Executive Officers.

Name	Type of Award	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Fair Value of Stock Awards (3) ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John J. Legere	STIP			150,000	3,000,000	6,000,000	—	—	—	—	—
	PRSU	2/25/2016	2/11/2016	—	—	—	53,778	215,112	430,224	—	8,772,267
	RSU	2/25/2016	2/11/2016	—	—	—	—	—	—	107,556	4,125,848
J. Braxton Carter	STIP			45,258	905,168	1,810,337	—	—	—	—	—
	PRSU	2/25/2016	2/11/2016	—	—	—	13,707	54,829	109,658	—	2,235,927
	RSU	2/25/2016	2/11/2016	—	—	—	—	—	—	54,829	2,103,240
G. Michael Sievert	STIP			60,000	1,200,000	2,400,000	—	—	—	—	—
	PRSU	2/25/2016	2/11/2016	—	—	—	16,805	67,223	134,446	—	2,741,354
	RSU	2/25/2016	2/11/2016	—	—	—	—	—	—	67,223	2,578,674
Neville R. Ray	STIP			43,534	870,673	1,741,346	—	—	—	—	—
	PRSU	2/25/2016	2/11/2016	—	—	—	13,234	52,938	105,876	—	2,158,812
	RSU	2/25/2016	2/11/2016	—	—	—	—	—	—	52,938	2,030,702
Thomas C. Keys	STIP			36,207	724,136	1,448,272	—	—	—	—	—
	PRSU	2/25/2016	2/11/2016	—	—	—	12,184	48,737	97,474	—	1,987,495
	RSU	2/25/2016	2/11/2016	—	—	—	—	—	—	48,737	1,869,551
(1)	Represents the threshold, target and maximum amounts of annual cash incentive compensation that might have become payable to each Named Executive Officer for performance under the 2016 STIP.

(2)	Represents the threshold, target and maximum number of shares that might be paid pursuant to performance-based RSU awards granted during 2016.

(3)

The value of time-based and performance-based RSUs is determined using the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the Named Executive Officer. See Note 9 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for a summary of the assumptions we apply in calculating these amounts.

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EXECUTIVE COMPENSATION

Employment Arrangements

2012 Employment Agreement with Mr. Legere.    The Company entered into an employment agreement with Mr. Legere effective September 22, 2012 (which was amended on October 23, 2013 and February 25, 2015) providing for his employment as Chief Executive Officer and his appointment to the Board of Directors. The initial term of the agreement ends on September 22, 2017 and automatically extends for successive one-year terms. Either the Company or Mr. Legere may give at least 90 days’ prior notice to the other that the term will not be extended. Pursuant to the employment agreement, Mr. Legere is entitled (effective January 1, 2015) to a minimum of: (i) annual base salary of $1.5 million, (ii) annual incentive plan target award of $3 million (with a maximum award equal to 200% of target), and (iii) annual long-term incentive plan target award of $12 million.

2017 Employment Agreement with Mr. Legere     Effective April 1, 2017, the Company entered into an amended and restated employment agreement with Mr. Legere, which superseded Mr. Legere’s prior employment agreement in its entirety. Pursuant to the amended and restated employment agreement, Mr. Legere is entitled to (i) an annual base salary of $1,666,667, effective as of April 1, 2017, (ii) commencing with fiscal year 2017, an annual incentive plan target of no less than $3,333,333 (with a maximum award equal to 200% of target), and (iii) employee benefits to the same extent and on the same terms as such benefits are provided generally by the Company to its senior managers.

Following the entrance into the amended and restated employment agreement, Mr. Legere was granted a one-time award of performance-based RSUs under the 2013 Omnibus Incentive Plan, with respect to a number of shares of Company common stock equal to $3,000,000 divided by the average closing price of the Company’s common stock for the 30 calendar day-period ending five business days prior to February 25, 2017, rounded up to the nearest whole share (the “True-Up PRSUs”). The True-Up PRSUs are subject to the same vesting schedule and other terms and conditions (including, without limitation, performance goals) applicable to the annual award of performance-based RSUs granted to Mr. Legere under the 2013 Omnibus Incentive Plan on February 25, 2017.

Commencing with calendar year 2018, Mr. Legere will be entitled to annual long-term incentive awards with a target grant-date value equal to $15,000,000, which will be allocated as follows: (i) $3,000,000 of such value will be granted in the form of performance-based RSUs (the “Incremental PRSUs”); and (ii) with respect to the remaining $12,000,000 of such value, (a) one-third of such remaining value (or $4,000,000) will be granted in the form of time-based RSUs and (b) two-thirds of such remaining value (or $8,000,000) will be granted in the form of performance-based RSUs.

Term Sheets with Messrs. Carter and Keys.    Effective May 1, 2013, Messrs. Carter and Keys entered into term sheets with the Company, which confirmed their post-Business Combination roles and compensation.

2015 Term Sheet with Mr. Sievert.     Effective January 1, 2015, the Company entered into a term sheet pursuant to which Mr. Sievert was entitled to receive (i) an annual base salary of $800,000, (ii) an annual incentive plan target of 100% of his base salary, and (iii) annual long-term incentive plan awards with a target value of 250% of his total target cash compensation.

2017 Term Sheet with Mr. Sievert.    Effective January 1, 2017, the Company entered into an amended and restated term sheet, which superseded Mr. Sievert’s 2015 term sheet in its entirety. Pursuant to the 2017 term sheet, Mr. Sievert is entitled to (effective January 1, 2017) (i) an annual base salary of $950,000, (ii) an annual incentive plan target of 200% of his base salary, (iii) annual long-term incentive plan awards with a target value of $7,125,000, and (iv) eligibility to receive any employee benefits provided broadly to executives at his level in the future (except as would result in a duplication of benefits). The 2017 term sheet also provides that Mr. Sievert will be granted a one-time special equity award comprised of time-based and performance-based RSUs, with an aggregate value equal to $7,125,000.

See “— Potential Payments Upon Termination or in Connection With a Change in Control” for information regarding payments payable upon termination of employment of the Named Executive Officers.

Cash and Incentive Compensation

Non-Equity Incentive Plan Awards.    The 2016 Summary Compensation Table includes payments received under the 2016 STIP for performance period ended December 31, 2016. The 2016 Grants of Plan-Based Awards Table includes the range of potential payouts of awards granted under the 2016 STIP.

Equity Incentive Plan Awards.    All of the Named Executive Officers received equity awards consisting of both time-based RSUs that vest in three annual installments beginning in February 2017, and performance-based RSUs that vest based on the relative performance of the Company’s TSR compared to that of the peer group over a three-year measurement period ending on February 25, 2019. See “— Long-Term Incentives” above.

34

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2016 Fiscal Year-End Table

The following table sets forth certain information with respect to all outstanding equity awards held by the Named Executive Officers as of December 31, 2016.

				Option Awards					Stock Awards
Name	Type of Award	Grant Date		Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the- Money Options/ SARs at Fiscal Year-End (6) ($)	Number of Shares or Units or Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (7) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (7) ($)
				Exercisable (#)	Unexerciseable (#)
John J. Legere	PRSU	2/25/2016	(1)	—	—	—	—	—	—	—	215,112	24,742,182
	RSU	2/25/2016	(2)	—	—	—	—	—	107,556	6,185,546	—	—
	PRSU	2/25/2015	(3)	—	—	—	—	—	—	—	260,163	29,923,948
	RSU	2/25/2015	(2)	—	—	—	—	—	86,722	4,987,382	—	—
	RSU	6/10/2013	(4)	—	—	—	—	—	90,800	5,221,908	—	—
J. Braxton Carter	PRSU	2/25/2016	(1)	—	—	—	—	—	—	—	54,829	6,306,432
	RSU	2/25/2016	(2)	—	—	—	—	—	54,829	3,153,216	—	—
	PRSU	2/25/2015	(3)	—	—	—	—	—	—	—	56,911	6,545,903
	RSU	2/25/2015	(2)	—	—	—	—	—	37,941	2,181,987	—	—
	RSU	6/10/2013	(4)	—	—	—	—	—	49,183	2,828,514	—	—
	Option	4/18/2007	(5)	500	—	37.91	4/18/2017	9,800	—	—	—	—
G. Michael Sievert	PRSU	2/25/2016	(1)	—	—	—	—	—	—	—	67,223	7,731,989
	RSU	2/25/2016	(2)	—	—	—	—	—	67,223	3,865,995	—	—
	PRSU	2/25/2015	(3)	—	—	—	—	—	—	—	65,041	7,481,016
	RSU	2/25/2015	(2)	—	—	—	—	—	43,361	2,493,691	—	—
	RSU	6/5/2014	(2)	—	—	—	—	—	10,182	585,567	—	—
	RSU	6/10/2013	(4)	—	—	—	—	—	30,797	1,771,135	—	—
Neville R. Ray	PRSU	2/25/2016	(1)	—	—	—	—	—	—	—	52,938	6,088,929
	RSU	2/25/2016	(2)	—	—	—	—	—	52,938	3,044,464	—	—
	PRSU	2/25/2015	(3)	—	—	—	—	—	—	—	39,025	4,488,656
	RSU	2/25/2015	(2)	—	—	—	—	—	26,017	1,496,238	—	—
	RSU	6/10/2013	(4)	—	—	—	—	—	30,797	1,771,135	—	—
Thomas C. Keys	PRSU	2/25/2016	(1)	—	—	—	—	—	—	—	48,737	5,605,730
	RSU	2/25/2016	(2)	—	—	—	—	—	48,737	2,802,865	—	—
	PRSU	2/25/2015	(3)	—	—	—	—	—	—	—	56,911	6,545,903
	RSU	2/25/2015	(2)	—	—	—	—	—	37,941	2,181,987	—	—
	RSU	6/10/2013	(4)	—	—	—	—	—	50,697	2,915,584	—	—
	Option	8/8/2007	(5)	200,000	—	55.43	8/8/2017	416,000	—	—	—	—
(1)

Performance-based RSUs (“PRSU” in the table above) vest based on the relative performance of the Company’s TSR compared to that of the peer group over a measurement period from February 25, 2016 to February 25, 2019.

(2)

RSUs vest in annual installments with respect to one-third of the RSUs subject to the award on the anniversary date of each of the three calendar years following the calendar year in which the grant occurred.

(3)

Performance-based RSUs (“PRSU” in the table above) vest based on the relative performance of the Company’s TSR compared to that of the peer group over a measurement period from February 25, 2015 to February 25, 2018.

(4)	RSUs vest in annual installments with respect to one-third of the RSUs subject to the award on the February 25 of 2015, 2016 and 2017.

(5)	In connection with the consummation of the Business Combination, all outstanding stock options held by Messrs. Carter and Keys automatically vested and became exercisable effective April 30, 2013.

(6)	Calculated based on the difference between the applicable stock option exercise price and the closing price of our common stock on December 30, 2016 of $57.51 per share.

(7)

Calculated based on the number of PRSUs that may be earned upon achievement of the maximum performance level or number of time-based RSUs, as applicable, multiplied by the closing price of our common stock on December 30, 2016 of $57.51 per share. In calculating the number of PRSUs and their value, we are required by SEC rules to compare the Company’s performance through 2016 under each outstanding PRSU grant against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	35

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested for Fiscal Year 2016 Table

The following table sets forth certain information with respect to option exercises and restricted stock vesting during the fiscal year ended December 31, 2016, with respect to the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
John J. Legere	—	—	983,117	(1)	53,969,914
J. Braxton Carter	145,000	1,318,416	68,153		2,614,349
G. Michael Sievert	—	—	62,657		2,457,176
Neville R. Ray	—	—	43,804		1,680,321
Thomas C. Keys	88,875	314,088	69,666		2,672,388
(1)	Includes both the OFCF RSUs and the RTSR RSUs that fully vested as of December 31, 2016. See “Long-Term Incentives—Performance-Based Long-Term Incentive Awards Vested in 2016” for further information.

2016 Non-Qualified Deferred Compensation

All of the Named Executive Officers are eligible to participate in the Company’s non-qualified deferred compensation plan (the “Deferred Compensation Plan”). However, only Messrs. Carter and Ray have elected to do so. Under the terms of the Deferred Compensation Plan, participants are eligible to defer up to 75% of their base salary, 100% of their annual incentive compensation and 100% of annual RSU awards. All amounts attributable to participant deferrals under the Deferred Compensation Plan are fully vested at all times. We did not provide any employer matching or discretionary allocations under the Deferred Compensation Plan for 2016.

Participants choose how their deferrals (and their account balances) will be allocated among the national investment funds available under the Deferred Compensation Plan. For 2016, there were 18 funds for deferral of base salary and incentive compensation, which did not include a Company stock fund. Any deferred RSUs would be credited to a Company stock fund.

A participant’s account balances under the Deferred Compensation Plan will be distributed in a lump-sum distribution when the participant terminates employment, unless termination is due to retirement or disability, in which case the participant can elect annual installments over two to fifteen years. For this purpose, “retirement” means termination of employment on or after either (i) the date on which the sum of the participant’s age and years of service equals 65 or (ii) the date on which the participant completes ten years of service. Participants may also elect to have amounts attributable to their deferrals for a particular year distributed (or commence to be distributed) as of a specified date in a lump sum or in annual installments over two to five years, even if they are still employed by the Company on that date. Generally, the specified date for base salary and incentive compensation distribution may not be earlier than the first day of the second year beginning after the year in which such amounts are deferred and for RSUs may not be earlier than the first day of the fourth year beginning after the year in which such amounts are deferred.

If a participant’s employment with the Company terminates prior to the in-service distribution date specified by the participant or while in-service distribution installment payments are being made, then any portions of the participant’s account balances that are subject to specified distribution date elections will be distributed upon termination of employment, as described above. If a participant dies before his or her entire interest under the Deferred Compensation Plan has been distributed, his or her remaining interest will be distributed in a lump sum to his or her beneficiary.

If a participant’s employment terminates within 24 months following a change in control (as defined in the Company’s 2013 Omnibus Incentive Plan), then all amounts credited to his accounts under the Deferred Compensation Plan will be paid to the participant in a lump sum within 90 days after such termination. Similarly, if a change in control occurs after a participant retires or becomes disabled, any undistributed amounts remaining in such participant’s accounts under the Deferred Compensation Plan will be distributed in a lump sum within 90 days after the change in control. Notwithstanding the foregoing, if a participant is a “specified employee” for purposes of Section 409A of the Code at the time his or her employment with the Company terminates, then distributions on account of termination of employment will not be made (or commence to be made) prior to the earlier of the participant’s death or the six-month anniversary of the participant’s termination of employment. Each of the Named Executive Officers is a specified employee for this purpose. Distributions are made in cash or stock, as applicable.

The following table shows the contributions, earnings and the aggregate balance of total deferrals as of December 31, 2016.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End (1)($)
John J. Legere	—	—	—
J. Braxton Carter	677,066	101,398	2,390,469
G. Michael Sievert	—	—	—
Neville R. Ray	—	557,950	4,962,852
Thomas C. Keys	—	—	—
(1)

Of the amounts listed in this column, the following amounts were reported in the Summary Compensation Table for 2016: Mr. Carter, $677,066 and Mr. Ray, $0, and the following aggregate amounts were reported in the Summary Compensation Tables in proxy statements for prior years: Mr. Carter, $1,144,717 and Mr. Ray, $2,031,240.

36

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or in Connection With a Change in Control

The following describes and quantifies the estimated amount of potential payments and benefits that would be provided to each of our current Named Executive Officers under the Company’s compensation plans and agreements in the event of a termination of employment and/or change in control of the Company. The amounts shown assume that the termination or change in control (as applicable) was effective as of December 31, 2016, and that the price of our common stock as of termination was the closing price of $57.51 on December 30, 2016. The actual amounts can be determined only following the officer’s termination and the conclusion of all relevant incentive plan performance periods. If an executive officer voluntarily leaves the Company, the executive officer is not entitled to any severance compensation.

Named Executive Officers are subject to covenants regarding protection of confidential information, a non-compete and certain other restrictive covenants regarding solicitation of employees or customers for a period through one year after termination of employment for Named Executive Officers other than Mr. Legere and for a period through two years after employment for Mr. Legere.

Mr. Legere’s 2012 Employment Agreement.    Mr. Legere’s 2012 employment agreement, which was effective throughout fiscal year 2016, provides for the following termination benefits.

Upon termination by the Company without “cause,” by Mr. Legere for “good reason” or due to the Company’s non-renewal of the employment agreement, in any case, not in connection with a change in control, he will receive (subject to his timely execution of a release of claims in favor of the Company): (i) a lump-sum cash payment equal to two times the sum of his annual base salary and then-current target annual incentive award; (ii) his annual incentive award from the preceding fiscal year that remains unpaid; and (iii) a prorated portion of his annual performance bonus for the current fiscal year, based on the Company’s actual performance results. See “— 2013 Omnibus Incentive Plan” below for the treatment of Mr. Legere’s RSUs.

Upon termination by the Company without cause, by Mr. Legere for good reason or due to the Company’s non-renewal of the employment agreement, in any case, within a period beginning three months prior to the entering into of an agreement that leads to a change in control and ending on the second anniversary of the change in control, Mr. Legere would receive the benefits described in the preceding paragraph, except that he will be entitled to receive a prorated portion of his annual performance bonus for the current fiscal year based on target performance (instead of actual performance) unless such termination occurs before a change in control and the change in control occurs after bonuses are paid for such year (in which case such prorated bonus will be based on actual performance results). See “— 2013 Omnibus Incentive Plan” below for the treatment of Mr. Legere’s RSUs.

Upon a termination due to Mr. Legere’s death or disability, he will receive: (i) his annual incentive award from the preceding fiscal year that remains unpaid; and (ii) a prorated portion of his annual performance bonus for the current fiscal year, based on the greater of target or actual performance. See “— 2013 Omnibus Incentive Plan” below for the treatment of Mr. Legere’s RSUs.

Mr. Legere’s employment agreement includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to him will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to Mr. Legere.

“Good reason” is defined as any of the following:

•

a material diminution in base compensation, annual performance bonus target, or long-term incentive target or in the maximum potential amount payable with respect to any annual bonus or long-term incentive bonus award provided for under his employment agreement;

•

a material diminution in authority, duties or responsibilities, including, without limitation, any change in title or the appointment of any person as a result of which Mr. Legere ceases to be the Company’s sole Chief Executive Officer, provided that it will not be good reason if, in connection with a change in control, Mr. Legere reports to the Board of Directors rather than the Chairman of the Board;

•

a material diminution in the authority, duties or responsibilities of the supervisor to whom Mr. Legere is required to report (including a requirement that he report to a corporate officer or employee instead of reporting directly to the Chairman of the Board);

•	a change of 50 miles or greater in the principal geographic location at which he must perform services; or

•

any other action or inaction that constitutes a material breach by the Company or the successor company, as applicable, of any agreement under which Mr. Legere provides services to the Company or the successor company, as applicable.

“Cause” has generally the same definition as in the Executive Continuity Plan, discussed below, except that the employment agreement’s definition also includes breach of a nonsolicitation covenant as well as unlawful discrimination, harassment, or retaliation, assault or other violent act toward any employee or third party, or other act or omission that, in each case, in the view of the Board of Directors constitutes a material breach of the Company’s written policies or Code of Conduct.

“Change in control” has the same definition as in the 2013 Omnibus Incentive Plan, discussed below.

Mr. Legere’s 2017 Employment Agreement.    Under Mr. Legere’s amended and restated 2017 employment agreement, which became effective as of April 1, 2017 and superseded his prior employment agreement in its entirety, upon a termination by the Company without cause, by Mr. Legere for good reason or due to the Company’s non-renewal of the amended and restated employment agreement, Mr. Legere would receive (subject to his timely execution of a release of claims in favor of the Company): (i) a lump-sum cash payment equal to two times the sum of his annual base salary and then-current target annual incentive award; (ii) his annual incentive award from the preceding fiscal year that remains unpaid; (iii) a prorated portion of his annual performance bonus for the current fiscal year, based on the Company’s actual performance results for such year or, if such termination occurs on or within 24 months after a change in control, based on target performance; (iv) full-vesting of any then-outstanding time-based RSUs; and (v) with respect to any performance-vesting long-term incentive

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	37

EXECUTIVE COMPENSATION

awards (including any performance-based RSUs), such awards will become vested and earned as of the date of termination based on actual performance through the termination date, or, if such termination occurs on or within 12 months after a change in control, based on the greater of target or actual performance through the change in control. Notwithstanding the foregoing, with respect to Mr. Legere’s True-Up PRSUs and Incremental PRSUs, the accelerated vesting described above in clause (v) of the preceding sentence will be subject to Mr. Legere’s satisfactory participation and cooperation in, and assistance with, succession planning (including his satisfactory and orderly transition of duties and responsibilities to his successor) after any notice of qualifying termination or non-renewal is provided until the termination date, with such determination to be made by the Section 16 Subcommittee in its good faith sole discretion.

Upon a termination due to Mr. Legere’s death or disability, he will receive the same payments and benefits he would have received under his 2012 employment agreement, as described above under “— Mr. Legere’s 2012 Employment Agreement.”

Mr. Legere’s amended and restated employment agreement includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to him will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to Mr. Legere.

Mr. Sievert’s 2015 Term Sheet.    Mr. Sievert’s 2015 term sheet, which was effective throughout fiscal year 2016, provides that he is entitled to receive (subject to his timely execution of a release of claims in favor of the Company) a lump-sum amount equal to two times the sum of his base salary and annual incentive plan target in the event he is terminated without cause or constructively discharged.

“Cause” generally has the same definition as in the Executive Continuity Plan, discussed below.

“Constructive discharge” has generally the same definition as “constructive termination” in the Executive Continuity Plan, discussed below, except that the definition of “constructive discharge” in the term sheet also includes a change in reporting relationship such that Mr. Sievert reports to anyone below the Chief Executive Officer level as an additional condition.

Mr. Sievert’s 2017 Term Sheet.    Under Mr. Sievert’s 2017 term sheet, which became effective as of January 1, 2017 and superseded his 2015 term sheet in its entirety, upon a termination without cause or constructive discharge, Mr. Sievert will be entitled to receive (subject to his timely execution of a release of claims in favor of the Company): (i) a lump-sum cash payment equal to two times the sum of his annual base salary and then-current target annual incentive award; (ii) his annual incentive award from the preceding fiscal year that remains unpaid; (iii) a prorated portion of his annual performance bonus for the current fiscal year, based on the Company’s actual performance results; and (iv) with respect to any long-term incentive awards granted under the 2013 Omnibus Incentive Plan, (a) accelerated vesting of the next tranche of any time-based awards (which includes vesting of the next scheduled tranche for awards vesting annually) and (b) pro-rata vesting of any performance-based awards (subject to adjustment based on actual performance during the applicable performance period), payable as and when such award is payable under the terms of the applicable award agreement.

Mr. Sievert’s 2017 term sheet also provides that, upon a termination due to his death or disability, he will receive: (i) his annual incentive award from the preceding fiscal year that remains unpaid; (ii) a prorated portion of his annual performance bonus for the current fiscal year, based on the greater of target or actual performance; and (iii) any long-term incentive awards granted under the 2013 Omnibus Incentive Plan will be treated in accordance with the terms of the applicable award agreements (discussed below under “— 2013 Omnibus Incentive Plan”).

Mr. Sievert’s 2017 term sheet includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to him will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to Mr. Sievert.

Executive Severance Benefit Guidelines.    Under the Company’s Executive Severance Benefit Guidelines (“Severance Guidelines”), if as a result of a corporate restructuring or business combination in which a Named Executive Officer is terminated or resigns after being offered a new position that would:

•	result in a greater than 5% reduction in total compensation,

•	require a move to a work location more than 50 miles from the executive’s current work location, or

•	after being offered a position that significantly reduces their duties and responsibilities (including such a change to their existing position),

the executive may be considered for the following benefits: (i) a lump-sum cash payment of two times total target cash (composed of annual salary and target annual bonus); (ii) a lump-sum amount equal to the prorated portion of the annual short-term incentive for the current fiscal year, based on the Company’s actual performance results; (iii) COBRA benefit payments for up to 12 months; and (iv) 12 months of executive outplacement services valued at $6,500.

Executive Continuity Plan.    The Company’s Executive Continuity Plan provides that Named Executive Officer participants (other than Mr. Legere, whose severance is pursuant to his employment agreement, as described above) who are terminated within the period of 24 months following a change in control by the Company without cause or by the participant as the result of a constructive termination or for good reason are entitled to receive (subject to the Named Executive Officer’s timely execution of a release of claims in favor of the Company) two times the sum of (a) the executive’s base salary plus (b) the greater of the executive’s target annual bonus percentage (i) at the time of termination, or (ii) immediately prior to the change in control, payable in a lump-sum amount within sixty days following termination.

“Cause” is defined in the Executive Continuity Plan as any one of the following:

•	the participant’s gross neglect or willful material breach of participant’s principal employment responsibilities or duties;

•

a final judicial adjudication that the participant is guilty of any felony (other than a law, rule or regulation relating to a traffic violation or other similar offense that has no material adverse effect on the Company or any of its affiliates);

•	the participant’s breach of any non-competition or confidentiality covenant between the participant and the Company or any affiliate of the Company;

38

EXECUTIVE COMPENSATION

•	fraudulent conduct, as determined by a court of competent jurisdiction, in the course of the participant’s employment with the Company or any of its affiliates; and

•

the material breach by the participant of any other obligation that continues uncured for a period of 30 days after notice thereof by the Company or any of its affiliates and that is demonstrably injurious to the Company or its affiliates.

For the Named Executive Officer participants other than Mr. Sievert, “constructive termination” or “good reason” means the occurrence, after a change in control, of any of the following conditions:

•	a material diminution in the participant’s duties, authority or responsibilities;

•

a material reduction in the participant’s base salary, target short-term incentive opportunity, or target long-term incentive opportunity as in effect immediately prior to the change in control, except for across-the-board salary reductions based on the Company’s and its subsidiaries’ financial performance similarly affecting all or substantially all management employees of the Company and its subsidiaries;

•

a material reduction in the kind or level of qualified retirement and welfare employee benefits from the like kind benefits to which the participant was entitled immediately prior to a change in control with the result that the participant’s overall benefits package is materially reduced without similar action occurring to other eligible comparably situated employees;

•

the relocation of the office at which the participant was principally employed immediately prior to a change in control to a location more than 50 miles from the location of such office, or the participant being required to be based anywhere other than such office, except to the extent the participant was not previously assigned to a principal location and except for required travel on business to an extent substantially consistent with the participant’s business travel obligations at the time of the change in control; or

•	such other event, if any, as is set forth in the participant’s agreement regarding executive continuity benefits.

For Mr. Sievert, “constructive termination” or “good reason” has the same definition as in his term sheet described above.

“Change in control” in the Executive Continuity Plan has the same definition as in the 2013 Omnibus Incentive Plan.

The cash severance payments pursuant to the Executive Continuity Plan will be reduced by any cash severance payments otherwise required to be provided to a participant pursuant to any other severance plans or agreements, except that any rights or payments pursuant to the 2013 Omnibus Incentive Plan or any other long-term incentive plan or bonus plan will not reduce any such cash severance payments.

2013 Omnibus Incentive Plan.    Under the terms of the 2013 Omnibus Incentive Plan and the award agreements applicable to the Named Executive Officers, in the event of a change in control in which outstanding awards are assumed, converted or replaced by the resulting entity, all time-based RSUs will become fully vested, all performance-based RSUs will be deemed to be satisfied and paid at the greater of target or actual performance determined as of the last trading day prior to the change in control (without proration) and the participant will be eligible for annual incentive payouts at the greater of target or actual performance determined as of the last trading day prior to the change in control (without proration) if, on or after the change in control and within one year after the change in control, the participant’s employment or service is terminated by the Company other than for cause or by the participant for good reason. In the event of a change in control in which outstanding awards are not assumed, converted or replaced by the resulting entity, (i) all time-based RSUs will become vested, (ii) all performance-based RSUs will be deemed to be satisfied and paid at the greater of target or actual performance as of the last trading day prior to the change in control prorated up to and including the date of the change in control, and (iii) all annual short-term incentive awards will be paid at the greater of target or actual performance as of the last trading day prior to the change in control prorated up to and including the date of the change in control.

The Named Executive Officers’ award agreements under the 2013 Omnibus Incentive Plan also provide that, in the case of death or total and permanent disability, (i) any unearned time-based RSUs will become immediately earned and vested, (ii) any performance-based RSUs will be paid at target as of the date of the executive’s separation from service, and (iii) the applicable executive will be eligible for an incentive payout at target for the performance period in which the executive died or was disabled.

For the Named Executive Officers, other than Mr. Legere, under the terms of the 2013 Omnibus Incentive Plan and the applicable award agreements, in the event of a termination of employment in connection with a workforce reduction or divestiture, (i) time-based RSUs that are scheduled to vest at the next scheduled vesting date will become earned and vested immediately, and (ii) such Named Executive Officers will be entitled to a 2016 STIP incentive payout based on actual performance and prorated based on the number of weeks employed during the performance period. For performance-based RSUs, the number of vested RSUs would be determined after the end of the performance period based on actual performance and multiplied by the pro rata fraction (as defined below).

“Pro rata fraction” is defined as a fraction, the numerator of which is the number of days from the grant date of the award to the date of separation from service and the denominator of which is the number of days from the grant date through the end of the performance period.

“Divestiture” is defined as a separation from service as the result of a divestiture or sale of a business unit.

“Workforce reduction” is defined as the executive’s separation from service as a result of a reduction in force, realignment or similar measure.

Mr. Legere’s award agreements provide that if he is terminated by the Company other than for cause, or if he leaves for good reason, he would be entitled to (i) any unearned time-based RSUs scheduled to vest on the next vesting date, and (ii) a 2016 STIP incentive payout based on actual performance and prorated based on the number of weeks employed during the performance period. The number of vested performance-based RSUs will be determined following the end of the performance period based on actual performance and multiplied by the pro rata fraction, as defined above.

Mr. Legere’s award agreements provide that, upon a termination other than for cause or for separation for good reason during the period following a change in control but before the first anniversary of the change in control (or, with respect to his 2016 STIP award, during the three months prior to or two years following the change in control), any unearned time-based RSUs will become immediately earned and vested, any performance-based RSUs will become immediately earned and vested as of the date of such separation from service at the greater of target or actual performance

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EXECUTIVE COMPENSATION

immediately prior to the change in control, and (iii) he will be eligible for a 2016 STIP incentive payout for the performance period in which the date of termination occurred, prorated based on the number of weeks employed during the performance period and based on target performance (or based on actual performance if such termination occurs prior to a change in control and the change in control occurs after annual incentive awards are paid for the applicable performance period).

Award agreements for performance-based RSU awards granted during or after 2015 (and Mr. Legere’s 2014 performance-based RSU award) provide that in the event of a change in control and continuation of service by an executive following the change in control and through the end of the performance period, the performance cycles outstanding upon a change in control under performance-based RSUs will be paid at the greater of target or actual performance as of the end of the performance period.

Estimated Payments

The following table presents the estimated compensation payable to each of the Company’s Named Executive Officers if a termination of employment had occurred as of December 31, 2016 under the circumstances described above. The estimated compensation is presented in the following benefit categories:

•

Cash Severance:     reflects cash severance (i) in the case of termination in connection with a corporate restructuring or a termination without cause or for good reason before a change in control under the Severance Guidelines, pursuant to Mr. Legere’s 2012 employment agreement or pursuant to Mr. Sievert’s 2015 term sheet, and (ii) in the case of termination without cause or for good reason in connection with or after a change in control under the Executive Continuity Plan;

•	Time-Based RSUs: market value, as of December 30, 2016, of unvested time-based RSUs that would vest pursuant to the 2013 Omnibus Incentive Plan and related award agreements;
•

Performance-Based RSUs:     market value, as of December 30, 2016, of unvested performance-based RSUs that would vest pursuant to the 2013 Omnibus Incentive Plan and related award agreements (assuming performance at target);

•	2016 STIP: portion of 2016 short-term cash incentives that would be paid (i) pursuant to the 2016 STIP or (ii) under Mr. Legere’s 2012 employment agreement;

•	Medical Coverage: estimated value of payment for continued medical coverage under COBRA (i) pursuant to the terms of our Severance Guidelines, or (ii) under Mr. Legere’s 2012 employment agreement; and

•	Outplacement Services: estimated potential value of this service under the terms of our Severance Guidelines.

40

EXECUTIVE COMPENSATION

Name	Termination in Connection with Restructuring Before a Change in Control ($)	Termination Without Cause or for Good Reason in Connection with or After a Change in Control ($)	Death or Disability ($)
John J. Legere
Cash Severance	9,000,000	9,000,000	—
Time-Based RSUs	9,777,390	16,394,836	16,394,836
Performance-Based RSUs	12,727,251	27,333,065	27,333,065
2016 STIP	5,610,000	5,610,000	5,610,000
Medical Coverage	6,275	6,275	—
Outplacement Services	6,500	6,500	—
Total Estimated Value	37,127,416	58,350,676	49,337,901
J. Braxton Carter
Cash Severance	3,262,500	3,262,500	—
Time-Based RSUs	4,970,532	8,163,717	8,163,717
Performance-Based RSUs	2,910,926	6,426,167	6,426,167
2016 STIP	1,692,665	1,692,665	1,692,665
Medical Coverage	13,200	13,200	—
Outplacement Services	6,500	6,500	—
Total Estimated Value	12,856,322	19,564,749	16,282,549
G. Michael Sievert
Cash Severance	4,000,000	4,000,000	—
Time-Based RSUs	4,892,088	8,716,388	8,716,388
Performance-Based RSUs	3,401,026	7,606,503	7,606,503
2016 STIP	2,244,000	2,244,000	2,244,000
Medical Coverage	18,584	18,584	—
Outplacement Services	6,500	6,500	—
Total Estimated Value	14,562,199	22,591,975	18,566,891
Neville R. Ray
Cash Severance	3,150,000	3,150,000	—
Time-Based RSUs	3,534,047	6,311,838	6,311,838
Performance-Based RSUs	2,246,168	5,288,792	5,288,792
2016 STIP	1,628,159	1,628,159	1,628,159
Medical Coverage	20,106	20,106	—
Outplacement Services	6,500	6,500	—
Total Estimated Value	10,584,979	16,405,394	13,228,788
Thomas C. Keys
Cash Severance	2,900,000	2,900,000	—
Time-Based RSUs	4,940,799	7,900,436	7,900,436
Performance-Based RSUs	2,811,549	6,075,816	6,075,816
2016 STIP	1,354,135	1,354,135	1,354,135
Medical Coverage	18,664	18,664	—
Outplacement Services	6,500	6,500	—
Total Estimated Value	12,031,646	18,255,551	15,330,387

In addition to the items described above, the Named Executive Officers are entitled to receive amounts earned during the term of employment through the date of termination. These amounts, which are not included in the table, include earned base salary, vested awards under our long-term incentive awards, any vested entitlements under our applicable employee benefit plans, including vested 401(k) plan balances, and rights to continuation of coverage under our group medical plans at the Named Executive Officer’s expense. In addition, Mr. Legere is entitled upon request to certain Company-paid financial planning advice in connection with potential change in control payments under Section 280G of the Code.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	41

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table provides information as of December 31, 2016, with respect to outstanding equity awards and shares available for future issuance under our equity compensation plans.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted Average Exercise Price of Options, Warrants and Rights ($) (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(#) (c)
Equity Compensation Plans Approved by Stockholders:
Stock Options	833,931	(1)	$31.75		—
RSUs	15,715,391	(2)(3)	—	(4)	—
Equity Compensation Plans Not Approved by Stockholders	—		—		—
Total	16,549,322		$31.75	(4)	28,839,635 (5)
(1)

Granted under the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., the Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan and the MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan.

(2)	Granted under the 2013 Omnibus Incentive Plan.

(3)	Includes performance-based awards assuming target performance.

(4)

RSUs do not have an exercise price and are not included in the weighted average exercise price. The weighted average exercise price is also determined without considering outstanding rights under the Company’s ESPP.

(5)

Number of securities remaining available for future issuance under the 2013 Omnibus Incentive Plan is 21,506,254 and under the ESPP is 7,333,381 (of which 1,093,962 were purchased on March 31, 2017 for the offering period that included December 31, 2016). In addition to RSUs, the 2013 Omnibus Incentive Plan authorizes the award of stock options, stock appreciation rights, restricted stock and other stock-based awards. The ESPP allows eligible employees to purchase shares at 85% of the lower of the fair market value on the first or last trading day of the six-month offering period.

42

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on an advisory basis on whether future advisory votes on the compensation of our named executive officers (i.e., the say-on-pay vote reflected in Proposal Number 3 above) should occur every year, every two years or every three years. The Board previously determined to hold triennial say-on-pay votes starting with the 2011 Annual Meeting of Stockholders.

We urge stockholders to review the information presented in connection with Proposal No. 3 in this proxy statement, as well as the “Compensation Discussion and Analysis” section, compensation tables and related narrative discussion in this proxy statement for a more detailed discussion of our compensation programs and policies and the compensation paid to our Named Executive Officers.

The Board has determined that holding an advisory “say on pay” vote every three years is most appropriate for the Company and recommends that stockholders vote to hold such advisory votes in the future every three years. The Board believes that holding an advisory say-on-pay vote every three years offers the closest alignment with the Company’s approach to executive compensation and its underlying philosophy that seek to enhance the long-term growth of the company and to attract, retain and motivate our executive officers over the long term. The Board believes a three-year cycle for the advisory say-on-pay vote will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with the company’s business and results of operations. The Board also believes that a three-year vote cycle for the advisory say-on-pay vote will give the Board sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures.

Although this vote on the frequency of future advisory say-on-pay votes is advisory and non-binding, the Board and the Compensation Committee value stockholders’ opinions and will consider the outcome of the vote when considering the frequency of future advisory say-on-pay votes.

Required Vote

Approval of the holding of an advisory vote on executive compensation every three years requires that the number of votes cast “FOR” the proposal represents a majority of the total votes cast on the proposal.

The Board of Directors recommends that you vote

FOR

the option of once every THREE YEARS as the preferred frequency for advisory votes on the compensation of our named executive officers.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	43

The following table sets forth information as of March 31, 2017 regarding the beneficial ownership of T-Mobile US, Inc. common stock by:

•	each of our directors;

•	each of the Named Executive Officers;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock.

The beneficial ownership information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below and except to the extent authority is shared by spouses under applicable law, to our knowledge, each of the persons set forth below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him or her. The number of shares of common stock used to calculate each listed person’s percentage ownership of each such class includes the shares of common stock underlying options or other convertible securities held by such person that are exercisable or vest within 60 days after March 31, 2017. None of our directors or executive officers owns any of our outstanding shares of 5.50% Mandatory Convertible Preferred Stock, Series A, as of March 31, 2017.

	Common Stock Beneficially Owned
	Number	Percentage
Directors, Nominees and Named Executive Officers (1)
W. Michael Barnes (2)	136,856	*
J. Braxton Carter (3)	80,374	*
Thomas Dannenfeldt	—	*
Srikant M. Datar (4)	21,424	*
Lawrence H. Guffey	13,424	*
Timotheus Höttges	—	*
Bruno Jacobfeuerborn	—	*
Thomas C. Keys	268,372	*
Raphael Kübler	—	*
Thorsten Langheim	—	*
John J. Legere	1,144,516	*
Neville R. Ray (5)	133,229	*
G. Michael Sievert	190,952	*
Teresa A. Taylor	13,424	*
Kelvin R. Westbrook	13,424	*
All directors and executive officers as a group (19 persons)	2,381,338	*

Beneficial Owners of More Than 5%:
Deutsche Telekom AG (6) Friedrich-Ebert-Alle 140 53113 Bonn, Germany	535,286,077	64.32%
*	Represents less than 1%

(1)	Unless otherwise indicated, the address of each person is c/o T-Mobile US, Inc., 12920 SE 38th Street, Bellevue, Washington 98006.

(2)	Includes 50,400 shares of common stock issuable upon exercise of options.

(3)	Includes 500 shares of common stock issuable upon exercise of options.

(4)

Includes 8,000 shares of common stock held by Datar Investment LLC and 13,424 shares held by Safari LLC. Mr. Datar is a co-manager of Datar Investment LLC and Safari LLC and has shared voting and investment power over the securities held by these entities.

(5)	Includes 6,250 shares of common stock from vested RSU’s that have been deferred.

(6)	According to the Schedule 13D/A filed by Deutsche Telekom on January 15, 2014, reflecting ownership of 535,286,077 shares of common stock as of December 31, 2013.

44

Related Person Transactions

Since the Business Combination, we have not been a participant in any related person transactions (as defined in the Related Person Transaction Policy described below) other as described below in “Transactions with Deutsche Telekom” and “Indemnification.” We are party to a number of related person transactions with our majority stockholder, Deutsche Telekom and its affiliates. These transactions include important financing arrangements and commercial arrangements pursuant to which we obtain or provide various services and/or license intellectual property or technology. Each of the related person transactions with Deutsche Telekom or its affiliates described below that were entered into from and after the consummation of the Business Combination were reviewed and approved in accordance with our current Related Person Transaction Policy (the “Related Person Transaction Policy”), which includes consideration of whether the terms are comparable to those generally available in arms’-length transactions with unaffiliated third parties and whether the related person transaction is consistent with the best interests of the Company. All factors that are considered by the Audit committee are described below.

Related Person Transaction Policy

Under the Company’s written Related Person Transaction Policy, any proposed or existing transaction, arrangement or relationship involving a director, director nominee, executive officer, or a member of the immediate family of any of the foregoing, or a greater than 5% owner of our stock (a “related person”) must be reviewed by our General Counsel to determine whether such transaction is a related person transaction. A “related person transaction” is any transaction, arrangement or relationship or any series of transactions, arrangements or relationships in which:

•	the Company, or any of its subsidiaries, is, was or will be a participant;

•	the aggregate amount involved exceeds, or may be expected to exceed, $120,000; and

•	any related person has, had or will have a direct or indirect material interest.

A transaction, arrangement or relationship that is determined to be a related person transaction must be submitted to our Audit Committee for review, approval or ratification based on certain factors, including the following:

•	the nature and terms of the related person transaction and the terms of the related person transaction;
•	the extent of the related person’s interest in the transaction;

•	the business reasons for the Company to enter into the related person transaction;

•	whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties;

•	whether the terms are comparable to those generally available in arms’-length transactions with unaffiliated third parties;

•	whether the related person transaction is consistent with the best interests of the Company; and

•

in the case of any related person transaction involving an outside director of the Company, the potential impact of such related person transaction on such outside director’s independence and the Company’s continued compliance with the requirements under the Exchange Act, the NASDAQ rules or any other exchange on which the Company’s securities are traded, or other applicable laws and regulations.

If the proposed related person transaction is with Deutsche Telekom or any of its affiliates while the Stockholder’s Agreement is in effect, the Audit Committee must unanimously approve such transaction or must submit such transaction to the full Board of Directors for approval.

Transactions With Deutsche Telekom

Certain of the related person transactions with Deutsche Telekom or its affiliates described below were not required to be approved in accordance with our current Related Person Transaction Policy because they were entered into prior to or in connection with the consummation of the Business Combination, at which time Deutsche Telekom became a “related person” and our current Related Person Transaction Policy became effective.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	45

TRANSACTIONS WITH RELATED PERSONS AND APPROVAL

Stockholder’s Agreement

Pursuant to the Stockholder’s Agreement we entered into with Deutsche Telekom on April 30, 2013 in connection with the Business Combination, we granted certain governance and other rights to Deutsche Telekom and Deutsche Telekom agreed to certain restrictions, as outlined below:

•

So long as Deutsche Telekom’s stock ownership percentage is at least 10%, Deutsche Telekom has the right to designate as nominees for election to our Board of Directors a number of individuals in proportion to its stock ownership percentage, rounded to the nearest whole number. We and Deutsche Telekom have agreed to use our reasonable best efforts to cause the Deutsche Telekom designees to be elected to our Board.

•

Each committee of the Board of Directors shall include in its membership a number of Deutsche Telekom designees in proportion to its stock ownership percentage, rounded to the nearest whole number, except to the extent such membership would violate applicable securities laws or stock exchange rules. No committee of the Board may consist solely of directors who are also officers, employees, directors or affiliates of Deutsche Telekom. We and Deutsche Telekom have agreed to use our reasonable best efforts to cause at least three members of our Board to be considered “independent” under SEC and NASDAQ rules, including for purposes of Rule 10A-3 promulgated under the Exchange Act.

•

So long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of our common stock, without Deutsche Telekom’s consent we are not permitted to take certain actions, including the incurrence of debt (excluding certain permitted debt) if our consolidated ratio of debt to cash flow for the most recently ended four full fiscal quarters for which financial statements are available would exceed 5.25 to 1.0 on a pro forma basis, the acquisition of any business, debt or equity interests, operations or assets of any person for consideration in excess of $1 billion, the sale of any of the Company’s or its subsidiaries’ divisions, businesses, operations or equity interests for consideration in excess of $1 billion, any change in the size of our Board of Directors, the issuances of equity securities in excess of 10% of our outstanding shares or to repurchase debt held by Deutsche Telekom, the repurchase or redemption of equity securities or the declaration of extraordinary or in-kind dividends or distributions other than on a pro rata basis, or the termination or hiring of our Chief Executive Officer.

•

We must notify Deutsche Telekom any time it is reasonably likely that we will default on any indebtedness with a principal amount greater than $75 million and Deutsche Telekom will have the right, but not the obligation, to provide us new debt financing up to the amount of the indebtedness that is the subject of the potential default plus any applicable prepayment or other penalties, on the same terms and conditions as such indebtedness (together with any waiver of the potential default).

•

As long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of our common stock, we must provide Deutsche Telekom with certain information and consultation rights, subject to certain confidentiality restrictions.

•

During the term of the Stockholder’s Agreement, Deutsche Telekom is not permitted to, and is required to cause the Deutsche Telekom designees then serving as directors on our Board of Directors not to, support, enter into or vote in favor of any controlling stockholder transaction, unless such transaction is approved by a majority of the directors on our Board, which majority includes a majority of the directors on our Board that are not affiliates of Deutsche Telekom. In August 2013, the Company (upon the approval of a majority of the directors on our Board, which included a majority of directors not affiliated with Deutsche Telekom) and Deutsche Telekom agreed to waive the approval requirement described above with respect to (i) any controlling stockholder transaction in which the amount involved does not exceed, or is not expected to exceed, $120,000; or (ii) any controlling stockholder transaction in which the amount involved exceeds, or is expected to exceed, $120,000 that has been unanimously approved by the Audit Committee.

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Deutsche Telekom and its affiliates are generally prohibited from acquiring more than 80.1% of the outstanding shares of our common stock unless it makes an offer to acquire all of the then remaining outstanding shares of our common stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the Company, which is either (i) accepted or approved by the majority of the directors, which majority includes a majority of the directors that are not affiliates of Deutsche Telekom, or (ii) accepted or approved by holders of a majority of our common stock held by stockholders other than Deutsche Telekom or its affiliates.

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Deutsche Telekom is prohibited from transferring any shares of the Company’s common stock in any transaction that would result in the transferee owning more than 30% of the outstanding shares of the Company’s common stock unless such transferee offers to acquire all of the then outstanding shares of the Company’s common stock at the same price and on the same terms and conditions as the proposed transfer.

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We have granted Deutsche Telekom certain demand and piggyback registration rights for shares of our common stock and debt securities of the Company and its subsidiaries beneficially owned by Deutsche Telekom and acquired in connection with the Business Combination or in the future.

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Deutsche Telekom’s ability to compete with the Company in the United States, Puerto Rico and the territories and protectorates of the United States is subject to certain restrictions during the period beginning on the date of the closing of the Business Combination and ending on the date that is two years after the date on which Deutsche Telekom beneficially owns less than 10% of the outstanding shares of the Company’s common stock. In addition, for the period that commenced at the closing of the Business Combination and expires on the first anniversary of the termination of the trademark license in accordance with its terms, Deutsche Telekom may not manufacture, market or distribute any products or services under, or use in any way, the trademark T-Mobile in connection with certain specified activities, other than by the Company and its affiliates in accordance with the terms of the trademark license. The trademark license is more fully described below.

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Trademark License

In connection with the Business Combination, we and Deutsche Telekom entered into a trademark license, pursuant to which we received (a) a limited, exclusive, non-revocable and royalty-bearing license to certain T-Mobile trademarks (including Internet domains) for use in connection with telecommunications and broadband products and services in the United States, Puerto Rico and the territories and protectorates of the United States, (b) a limited, non-exclusive, non-revocable and royalty-bearing license to use certain other trademarks for use in connection with telecommunications and broadband products and services in the United States, Puerto Rico and the territories and protectorates of the United States, and (c) free of charge, the right to use the trademark “T-Mobile” as a name for the Company.

The initial term of the trademark license ends on December 31, 2018, subject to automatic renewal for successive five-year terms unless we provide notice of our intent not to renew the trademark license prior to the expiration of the then-current term. Thereafter, the trademark license automatically renews for subsequent five-year periods unless we provide 12 months’ notice prior to the expiration of the then-current term. We may terminate the trademark license at any time upon one year’s prior notice, and Deutsche Telekom can terminate the trademark license if we abandon the trademarks licensed thereunder or if we commit a material breach.

We and Deutsche Telekom are obligated to negotiate a new trademark license when (a) Deutsche Telekom has 50% or less of the voting power of the outstanding shares of capital stock of the Company or (b) any third-party owns or controls, directly or indirectly, 50% or more of the voting power of the outstanding shares of capital stock of the Company, or otherwise has the power to direct or cause the direction of the management and policies of the Company. If we and Deutsche Telekom fail to agree on a new trademark license, either we or Deutsche Telekom may terminate the trademark license and such termination shall be effective, in the case of clause (a) above, on the third anniversary after notice of termination and, in the case of clause (b) above, on the second anniversary after notice of termination. We have the right to continue to sell products under the licensed trademarks for a period of one year after termination or expiration of the trademark license. Additionally, we have the right to continue to use advertising materials bearing the licensed trademarks for a period of up to six months after termination or expiration of the trademark license.

We are obligated to pay Deutsche Telekom a royalty in an amount equal to 0.25%, which we refer to as the royalty rate, of the net revenue (as defined in the trademark license) generated by products and services sold by the Company under the licensed trademarks. In 2016, we paid Deutsche Telekom royalties totaling approximately $74.0 million under the terms of the trademark license. On the fifth anniversary of the trademark license, the Company and Deutsche Telekom have agreed to adjust the royalty rate to the royalty rate found under similar licenses for trademarks in the field of wireless telecommunication, broadband and information products and services in the territory through a binding benchmarking process.

The trademark license contains certain quality control requirements, branding guidelines and approval processes that the Company is obligated to maintain.

Deutsche Telekom is obligated to indemnify us against trademark infringement claims with respect to certain licensed T-Mobile marks and has the right (but not the obligation) to indemnify us against trademark infringement claims with respect to certain other licensed trademarks. If Deutsche Telekom chooses not to defend us against trademark infringement claims with respect to certain other licensed trademarks, we have the right to defend ourselves against such claim. We are obligated to indemnify Deutsche Telekom against third-party claims due to the Company’s advertising or anti-competitive use by the Company of the licensed trademarks. Except for indemnification obligations and intentional misconduct, the liability of the Company and Deutsche Telekom is limited to €1 million per calendar year.

Financing Arrangements

Senior Unsecured Notes

In connection with the Business Combination, on April 28, 2013, T-Mobile USA issued senior unsecured notes in an aggregate principal amount of $11.2 billion to Deutsche Telekom pursuant to an indenture between T-Mobile USA, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee. These notes were issued as part of a recapitalization of T-Mobile USA pursuant to which, among other things, certain previously outstanding notes payable to Deutsche Telekom were retired. The new notes are guaranteed by the Company and by all of T-Mobile USA’s wholly owned domestic restricted subsidiaries (other than certain designated special purpose entities, a certain reinsurance subsidiary and immaterial subsidiaries), all of T-Mobile USA’s restricted subsidiaries that guarantee certain of T-Mobile USA’s indebtedness, and any future subsidiary of the Company that directly or indirectly owns any of T-Mobile USA’s equity interests.

The notes originally issued to Deutsche Telekom were comprised of five series of senior unsecured notes with interest rates that remain constant through maturity (the “non-reset notes”) and five series of senior unsecured notes with interest rates that reset at various intervals (the “reset notes”), having tenors ranging from six to ten years. In October 2013, Deutsche Telekom sold the non-reset notes to third parties in a secondary public offering.

The no-call period with respect to each series of reset notes ranges from four to six years after the issuance thereof, which is two or three years after the applicable interest reset date of such series. Each series of the reset notes has an initial aggregate principal amount of $1.25 billion, except that the series of reset notes with a tenor of ten years has an initial aggregate principal amount of $600 million.

The interest rates applicable to the reset notes were determined at the closing of the Business Combination. The interest rates applicable to the reset notes were reset at the applicable times, according to a formula specified in the indenture governing the reset notes.

The indenture governing the reset notes contains customary events of default, covenants and other terms, including, among other things,

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covenants that restrict the ability of the issuer and its subsidiaries to, among other things, pay dividends and make certain other restricted payments, incur indebtedness and issue preferred stock, create liens on assets, sell or otherwise dispose of assets, enter into transactions with affiliates and enter new lines of business. These covenants include certain customary baskets, exceptions and incurrence-based ratio tests. The indenture does not contain any financial maintenance covenants.

Pursuant to a Noteholder Agreement entered into by T-Mobile USA and Deutsche Telekom upon the closing of the Business Combination, Deutsche Telekom has certain special rights, and is subject to certain special restrictions, that do not apply to other persons who may become holders of the reset notes, including among other things (i) a more broadly defined change in control put right, (ii) restrictions on its ability to tender the notes into a change-in-control offer following a change in control resulting from a transfer of common stock of the Company by Deutsche Telekom unless all holders of common stock are required or entitled to participate on the same terms, (iii) a right to consent to equity issuances the proceeds of which would be used to redeem reset notes held by Deutsche Telekom, and (iv) a right to consent to any redemption of the reset notes held by Deutsche Telekom with the proceeds of any equity issuance by T-Mobile USA or the Company.

During 2016, we paid Deutsche Telekom approximately $407.7 million in interest on the reset notes.

Working Capital Facility

Upon the closing of the Business Combination, T-Mobile USA and Deutsche Telekom entered into a revolving credit facility pursuant to which Deutsche Telekom made available to T-Mobile USA a revolving credit facility with a maximum principal amount of $500 million, to be used for working capital and other general corporate purposes (the “original working capital facility”). On December 29, 2016, T-Mobile USA terminated the original working capital facility. In 2016, we paid Deutsche Telekom commitment fees of approximately $2.5 million.

On December 29, 2016, T-Mobile USA entered into a new three-year $2.5 billion revolving credit facility (the “new working capital facility”) with Deutsche Telekom. The new working capital facility is comprised of (i) a three-year $1.0 billion senior unsecured revolving credit agreement (the “unsecured working capital facility”) and (ii) a three-year $1.5 billion senior secured revolving credit agreement (the “secured working capital facility”).

T-Mobile USA was not required to pay any upfront fees or other consideration to Deutsche Telekom in connection with the closing of the new working capital facility. Interest on outstanding borrowings, and commitment fees, under the new working capital facility is based on the Company’s leverage profile, which will be determined on a quarterly basis in accordance with a debt to cash flow ratio similar to the leverage test included in its Existing Secured Term Loan Facility (as defined below).

The interest rate on borrowings under the unsecured working capital facility is the eurodollar rate plus an applicable margin. The applicable margin for the unsecured working capital facility ranges from 2.00% to 3.25% per annum for eurodollar rate loans. The commitment fee for the unsecured working capital facility ranges from 0.25% to 0.625% per annum.

The interest rate on borrowings under the secured working capital facility is the eurodollar rate plus an applicable margin. The applicable margin for the secured working capital facility ranges from 1.00% to 1.75% per annum for eurodollar rate loans. The commitment fee for the secured working capital facility will be 0.25% per annum.

The new working capital facility does not contain financial maintenance covenants and only contains certain limited covenants on the Company’s and T-Mobile USA’s (and certain of their subsidiaries’) ability to incur liens, sell assets and extend loans and/or guaranties. The new working capital facility also contains customary events of default.

If Deutsche Telekom ceases to own and control more than 50% of the voting stock of the Company, T-Mobile USA may draw any remaining capacity under the new working capital facility and (i) in the case of the secured working capital facility, at T-Mobile’s option, convert the outstanding loans to secured term debt and/or issue senior unsecured high-yield notes to Deutsche Telekom in satisfaction of outstanding loans under the secured working capital facility, in either case, with a tenor equal to the remaining tenor under the secured working capital facility, in an aggregate amount not to exceed the loans then outstanding under the secured working capital facility and (ii) in the case of the unsecured working capital facility, issue senior unsecured high-yield notes to Deutsche Telekom in satisfaction of the outstanding loans under the unsecured working capital facility, with a tenor equal to the remaining tenor under the unsecured working capital facility in an aggregate amount not to exceed the loans then outstanding under the unsecured working capital facility.

The new working capital facility will have the benefit of guarantees from the same entities that are guarantors under the Existing Secured Term Loan Facility. The obligations of T-Mobile USA and the guarantors under the secured working capital facility are secured by a first priority lien on substantially all of T-Mobile USA’s and such guarantors’ assets, subject to certain exceptions. In addition, T-Mobile USA’s obligations under the secured working capital facility are subject to a first priority pledge of the equity interests held by T-Mobile USA and substantially all of its direct and indirect subsidiaries, subject to certain exceptions. The obligations of T-Mobile USA, and the guarantees under the unsecured working capital facility will be effectively subordinated to all of T-Mobile USA’s and the Guarantors’ existing and future secured indebtedness to the extent of the assets securing such indebtedness, and will be structurally subordinated to all of the liabilities and preferred stock of any of T-Mobile USA’s subsidiaries that do not guarantee the notes.

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Secured Term Loan

On January 25, 2017, T-Mobile USA entered into a Second Incremental Facility Amendment among T-Mobile USA, as borrower, Deutsche Bank AG New York Branch (“DB”), as administrative agent, the guarantors party thereto and Deutsche Telekom, as the initial incremental term loan lender, which amended its existing Term Loan Credit Agreement, dated November 9, 2015, as amended by that certain First Incremental Facility Amendment dated as of December 29, 2016 (the “Existing Secured Term Loan Facility”), among the Company, T-Mobile USA, DB and the lenders party thereto pursuant to which Deutsche Telekom agreed to (1) increase its incremental term loan commitment provided to T-Mobile USA under that certain First Incremental Facility Amendment dated as of December 29, 2016 from $660 million to $2 billion and (2) provide to T-Mobile USA an additional $2 billion incremental term loan commitment (the “Incremental Secured Term Loan Facility”).

T-Mobile USA was not required to pay any upfront fees, underwriting fees, original issue discount or other consideration to DT in connection with the Incremental Secured Term Loan Facility. The loans under the Incremental Secured Term Loan Facility were drawn in two tranches on January 31, 2017 (i) $2 billion of which bear interest at a rate equal to a per annum rate of LIBOR plus a margin of 2.00% and mature on November 9, 2022 and (ii) $2 billion of which bear interest at a rate equal to a per annum rate of LIBOR plus a margin of 2.25% and mature on January 31, 2024. There is a 0% LIBOR floor under each tranche of the Incremental Secured Term Loan Facility.

The loans under the Incremental Secured Term Loan Facility may be prepaid and terminated by T-Mobile USA at any time on any interest payment date without penalty or premium.

Commitment to Purchase Senior Unsecured Notes

March 6, 2016 Purchase Commitment

On March 6, 2016, T-Mobile USA entered into a purchase agreement with Deutsche Telekom pursuant to which T-Mobile USA may at its option issue and sell to Deutsche Telekom $2.0 billion aggregate principal amount of T-Mobile USA’s 5.300% Senior Notes due 2021 (the “2021 DT Notes”) for an aggregate purchase price of $2.0 billion. Subject to certain limited and customary closing conditions (which closing conditions do not include the absence of a material adverse change), the closing of the issuance and sale of the 2021 DT Notes is scheduled to occur on a date determined by T-Mobile USA that may not be later than May 31, 2017.

Pursuant to the purchase agreement, T-Mobile USA is required to use the proceeds from the sale of the 2021 DT Notes (i) for acquisitions of low-band spectrum, (ii) if the proceeds are not needed for acquisitions of low-band spectrum, for refinancing of debt (other than certain T-Mobile USA debt held by Deutsche Telekom) and (iii) if the proceeds are not needed for acquisitions of low-band spectrum or refinancing of debt, for general corporate purposes.

No commitment fees, underwriting fees, new issuance concession or other compensation are payable to Deutsche Telekom in connection with the commitment under the purchase agreement or the issuance and sale of the 2021 DT Notes.

T-Mobile USA may elect not to issue the 2021 DT Notes and can terminate the commitment under the purchase agreement at any time on or prior to May 5, 2017 subject to T-Mobile USA reimbursing Deutsche Telekom for the cost of its hedging arrangements (if any) related to the transaction.

The 2021 DT Notes, if issued, will bear interest at a fixed rate of 5.300% per year, which is payable on a semiannual basis, and will mature on March 15, 2021. The notes will be redeemable at the option of T-Mobile USA at the redemption prices set forth in the indenture, which redemption price would include a make-whole payment for redemptions prior to March 15, 2018. The 2021 DT Notes, if issued, will have the benefit of guarantees from the same entities that are guarantors of T-Mobile USA’s existing senior unsecured notes and, other than interest rate, maturity date, and optional redemption pricing, will have substantially the same terms as T-Mobile USA’s existing senior unsecured notes. The notes and the guarantees, if issued, will be effectively subordinated to all of T-Mobile USA’s and the Guarantors’ existing and future secured indebtedness to the extent of the assets securing such indebtedness, and will be structurally subordinated to all of the liabilities and preferred stock of any of T-Mobile USA’s subsidiaries that do not guarantee the notes.

On October 28, 2016, T-Mobile USA and Deutsche Telekom extended the commitment period under the purchase agreement, which was scheduled to expire in November 2016, to May 31, 2017. T-Mobile USA is not required to pay any commitment fees or other compensation to Deutsche Telekom in connection with the extensions. T-Mobile USA is required to reimburse Deutsche Telekom for its cost of hedging arrangements related to the extended commitment period.

April 25, 2016 Purchase Commitment

On April 25, 2016, T-Mobile USA entered into a purchase agreement with Deutsche Telekom pursuant to which T-Mobile USA may at its option issue and sell to Deutsche Telekom up to $1.35 billion aggregate principal amount of T-Mobile USA’s 6.000% Senior Notes due 2024 (the “2024-1 DT Notes”). Subject to certain limited and customary closing conditions (which closing conditions do not include the absence of a material adverse change), the closing of the issuance and sale of the 2024-1 DT Notes is scheduled to occur on a date determined by T-Mobile USA that may not be later than May 31, 2017.

The purchase price for the 2024-1 Notes will be determined on the issuance date to reflect the effective yield of 5.14% on its existing public senior unsecured 2024 notes, calculated using their average trading price of 103.708% on April 22, 2016.

Pursuant to the purchase agreement, T-Mobile USA is required to use the proceeds from the sale of the 2024-1 DT Notes (i) for acquisitions of low-band spectrum, (ii) if the proceeds are not needed for acquisitions of low-band spectrum, for refinancing of debt (other than certain T-Mobile USA debt held by Deutsche Telekom) and (iii) if the proceeds are not needed for acquisitions of low-band spectrum or refinancing of debt, for general corporate purposes.

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No commitment fees, underwriting fees, new issuance concession or other compensation are payable to Deutsche Telekom in connection with the commitment under the purchase agreement or the issuance and sale of the 2024-1 DT Notes.

T-Mobile USA may terminate the purchase commitment under the purchase agreement at any time on or prior to May 5, 2017 subject to reimbursing Deutsche Telekom for its cost (if any) of hedging arrangements related to the transaction. T-Mobile USA may elect to issue less than $1,350,000,000 aggregate principal amount of the 2024-1 DT Notes subject to (i) termination of the purchase commitment for the unused portion and (ii) reimbursing Deutsche Telekom for its cost (if any) of hedging arrangements on such unused portion.

The 2024-1 DT Notes, if issued, will bear interest at a fixed rate of 6.000% per year, which is payable on a semiannual basis, and will mature on April 15, 2024. The notes will be redeemable at the option of T-Mobile USA at the redemption prices set forth in the indenture, which redemption price would include a make-whole payment for redemptions prior to April 15, 2019. The 2024-1 DT Notes, if issued, will have the benefit of guarantees from the same entities that are guarantors of T-Mobile USA’s existing senior unsecured notes and, other than interest rate, maturity date, optional redemption pricing, and registration rights will have substantially the same terms as T-Mobile USA’s existing senior unsecured notes. The notes and the guarantees, if issued, will be effectively subordinated to all of T-Mobile USA’s and the Guarantors’ existing and future secured indebtedness to the extent of the assets securing such indebtedness, and will be structurally subordinated to all of the liabilities and preferred stock of any of T-Mobile USA’s subsidiaries that do not guarantee the notes.

On October 28, 2016, T-Mobile USA and Deutsche Telekom extended the commitment period under the purchase agreement, which was scheduled to expire in November 2016, to May 31, 2017. T-Mobile USA is not required to pay any commitment fees or other compensation to Deutsche Telekom in connection with the extensions. T-Mobile USA is required to reimburse Deutsche Telekom for its cost of hedging arrangements related to the extended commitment period.

April 29, 2016 Purchase Commitment

On April 29, 2016, T-Mobile USA entered into a purchase agreement with Deutsche Telekom pursuant to which T-Mobile USA may at its option issue and sell to Deutsche Telekom up to $650 million aggregate principal amount of T-Mobile USA’s 6.000% Senior Notes due 2024 (the “2024-2 DT Notes”). Subject to certain limited and customary closing conditions (which closing conditions do not include the absence of a material adverse change), the closing of the issuance and sale of the 2024-2 DT Notes is scheduled to occur on a date determined by T-Mobile USA that may not be later than May 31, 2017.

The purchase price for the Notes will be determined on the Issue Date to reflect the effective yield of 4.958% on its existing senior unsecured 2024 notes, calculated using their average trading price of 104.515% during April 27 and 28, 2016.

Pursuant to the purchase agreement, T-Mobile USA is required to use the proceeds from the sale of the 2024-2 DT Notes (i) for acquisitions of low-band spectrum, (ii) if the proceeds are not needed for acquisitions of low-band spectrum, for refinancing of debt (other than certain T-Mobile USA debt held by Deutsche Telekom) and (iii) if the proceeds are not needed for acquisitions of low-band spectrum or refinancing of debt, for general corporate purposes.

No commitment fees, underwriting fees, new issuance concession or other compensation are payable to Deutsche Telekom in connection with the commitment under the purchase agreement or the issuance and sale of the 2024-2 DT Notes.

T-Mobile USA may terminate the purchase commitment under the purchase agreement at any time on or prior to May 5, 2017 subject to reimbursing Deutsche Telekom for its cost (if any) of hedging arrangements related to the transaction. T-Mobile USA may elect to issue less than $650 million aggregate principal amount of the 2024-2 Notes subject to (i) termination of the purchase commitment for the unused portion and (ii) reimbursing Deutsche Telekom for its cost (if any) of hedging arrangements on such unused portion.

The 2024-2 DT Notes, if issued, will bear interest at a fixed rate of 6.000% per year, which is payable on a semiannual basis, and will mature on April 15, 2024. The notes will be redeemable at the option of T-Mobile USA at the redemption prices set forth in the indenture, which redemption price would include a make-whole payment for redemptions prior to April 15, 2019. The 2024-2 DT Notes, if issued, will have the benefit of guarantees from the same entities that are guarantors of T-Mobile USA’s existing senior unsecured notes and, other than interest rate, maturity date, optional redemption pricing and registration rights, will have substantially the same terms as T-Mobile USA’s existing senior unsecured notes. The notes and the guarantees, if issued, will be effectively subordinated to all of T-Mobile USA’s and the Guarantors’ existing and future secured indebtedness to the extent of the assets securing such indebtedness, and will be structurally subordinated to all of the liabilities and preferred stock of any of T-Mobile USA’s subsidiaries that do not guarantee the notes.

On October 28, 2016, T-Mobile USA and Deutsche Telekom extended the commitment period under the purchase agreement, which was scheduled to expire in November 2016, to May 31, 2017. T-Mobile USA is not required to pay any commitment fees or other compensation to Deutsche Telekom in connection with the extensions. T-Mobile USA is required to reimburse Deutsche Telekom for its cost of hedging arrangements related to the extended commitment period.

New DT Notes

On March 13, 2017, T-Mobile USA, the Company, and the guarantors party thereto (including the Company) entered into a purchase agreement with Deutsche Telekom pursuant to which T-Mobile USA has agreed to issue and sell to Deutsche Telekom $1.0 billion in aggregate principal amount of 4.000% Senior Notes due 2022 (the “2022 DT Notes”), $1.25 billion in aggregate principal amount of 5.125% Senior Notes due 2025 (the “2025 DT Notes”) and $1.25 billion in aggregate principal amount of 5.375% Senior Notes due 2027 (the “2027 DT Notes” and, together with the 2022 DT Notes and the 2025 DT Notes, the “New DT Notes”). Subject to certain limited and customary closing conditions (which closing conditions do not include the absence of a material adverse change),

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the closing of the issuance and sale of $3.0 billion in aggregate principal amount of the New DT Notes to DT is expected to occur on or about April 28, 2017, and the closing of the issuance and sale of the remaining $500.0 million in aggregate principal amount of 5.375% Senior Notes due 2027 to DT is expected to occur on or about September 18, 2017.

The New DT Notes will have substantially the same terms and conditions as each of T-Mobile USA’s 4.000% Senior Notes due 2022, 5.125% Senior Notes due 2025 and 5.375% Senior Notes due 2027 issued pursuant to a public offering on March 16, 2017 (collectively, the “Public Notes”), other than issue date, registration rights and CUSIP. In addition, the New DT Notes will be issued under separate supplemental indentures and will each constitute a separate series from the corresponding public Notes for all purposes, including voting; provided that if T-Mobile USA exercises its rights in respect of a series of the corresponding public Notes, T-Mobile USA will exercise the same rights in respect of the New DT Notes of the corresponding series on an equal and ratable basis.

No upfront fees, underwriting fees, new issuance concession or other consideration are payable to Deutsche Telekom in connection with the issuance and sale of the New DT Notes.

Payment for (i) the 2022 DT Notes, (ii) the 2025 DT Notes and (iii) $750.0 million in aggregate principal amount of the 2027 DT Notes will be made by DT by (x) wire transfer of $500.0 million in immediately available funds to T-Mobile USA on April 27, 2017 and (y) delivery, by DT to TMUSA for cancellation, of $1.25 billion in aggregate principal amount of T-Mobile USA’s 6.288% Senior Reset Notes due 2019 and $1.25 billion in aggregate principal amount of T-Mobile USA’s

6.366% Senior Reset Notes due 2020 on April 28, 2017. Payment for the remaining $500.0 million in aggregate principal amount of 2027 DT Notes will be made by DT by wire transfer of $500.0 million in immediately available funds to T-Mobile USA on or about September 18, 2017. T-Mobile USA intends to use the net $1 billion in cash proceeds from the issuance and sale of the New DT Notes to refinance callable high-yield notes.

The 2022 DT Notes will bear interest at a fixed rate of 4.000% per year, which is payable on a semiannual basis, and will mature on April 15, 2022. The notes will be redeemable at the option of T-Mobile USA at the redemption prices set forth in the indenture, which redemption price would include a make-whole payment for redemptions prior to March 16, 2022.

The 2025 DT Notes will bear interest at a fixed rate of 5.125% per year, which is payable on a semiannual basis, and will mature on April 15, 2025. The notes will be redeemable at the option of T-Mobile USA at the redemption prices set forth in the indenture, which redemption price would include a make-whole payment for redemptions prior to April 15, 2020.

The 2027 DT Notes will bear interest at a fixed rate of 5.375% per year, which is payable on a semiannual basis, and will mature on April 15, 2027. The notes will be redeemable at the option of T-Mobile USA at the redemption prices set forth in the indenture, which redemption price would include a make-whole payment for redemptions prior to April 15, 2022.

The New DT Notes will have the benefit of guarantees from the same entities that are guarantors of the Public Notes.

Other Agreements

The related person transactions described below consist of ongoing arrangements under which the execution of transactions or the provision of services, and the payments related thereto, may vary from period to period or may only occur from time to time, depending on the circumstances of the parties involved and the terms of the applicable arrangements.

Management Agreement, Between Deutsche Telekom and T-Mobile USA

The Management Agreement covers certain international multinational corporation (“MNC”) services that Deutsche Telekom provides to T-Mobile USA in the MNC segment. These services include sales, business development and account management services, marketing and bid management services, business strategy and IT services, and business solicitation services aimed toward multinational enterprises. In March 2015, the parties entered into an amendment to the Management Agreement, which updated the commissions payable to Deutsche Telekom. The Management Agreement may be terminated by either party on 12 months’ notice. During 2016, T-Mobile USA incurred approximately $16,000 in expenses for Deutsche Telekom’s services under the Management Agreement.

Discount Agreements on Inter-Operator Tariffs

T-Mobile USA has entered into Discount Agreements on Inter-Operator Tariffs with certain Deutsche Telekom affiliates. The Discount Agreements establish a reciprocal discount scheme for roaming charges based on inter-operator tariffs to be paid by the Home Public Mobile Network operator to the Visited Public Mobile Network operator according to their respective international roaming agreements. The Discount Agreements expired on December 31, 2016 with yearly renewal terms thereafter. During 2016, T-Mobile USA received approximately $1.4 million in net revenue and incurred approximately $5.3 million in net expenses for Deutsche Telekom and its affiliates’ services under these agreements.

Agreement on Commercial Roaming Broker Services Between Deutsche Telekom and T-Mobile USA

Under this agreement, Deutsche Telekom negotiates, for the benefit of certain of its wireless affiliates, including T-Mobile USA, referred to as “NatCos,” the terms of group roaming discount agreements with third-party network/service operators, or roaming partners. This agreement has an indefinite term, but by September 30 of each year,

T-Mobile USA has the right to elect to participate or decline to participate under the broker arrangement for the following calendar year, and the parties negotiate the scope of roaming partners with which Deutsche Telekom is entitled to negotiate for T-Mobile USA’s benefit. If T-Mobile USA agrees to be a participating NatCo in a

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given calendar year, T-Mobile USA will receive and/or provide roaming services according to the terms of the group roaming discount agreements during such calendar year, and at the end of a specified settlement period, Deutsche Telekom will receive from, or make payments to, the roaming partners for T-Mobile USA and the other participating NatCos, pursuant to the payment terms of the roaming agreements. Intercompany payments are made between Deutsche Telekom and T-Mobile USA to settle any amounts due to, or owed by, T-Mobile for roaming services under the roaming agreements.

Deutsche Telekom may realize volume discounts for roaming services based on the NatCos’ participation in the group roaming discount agreements. Deutsche Telekom also allocates its commercial roaming costs, which consist of certain strategic and financial planning costs associated with roaming transactions, to the NatCos, including T-Mobile USA. During 2016, T-Mobile USA experienced an approximately $5.2 million reduction in roaming revenues and received approximately $15.2 million of expense discounts for roaming usage provided to, or delivered by, third-party operators under this agreement. In September 2016, T-Mobile USA elected to participate in the roaming broker arrangement for calendar year 2017.

Framework Agreement for the Provision and Marketing of “Global Corporate Access” between Deutsche Telekom and T-Mobile USA

Pursuant to the Framework Agreement for the Provision and Marketing of “Global Corporate Access,” Deutsche Telekom provides a specific global corporate access service, based on products offered by iPass Inc., and WiFi network access services to T-Mobile USA for the purpose of resale to T-Mobile USA’s business customers in the United States. The agreement was terminated effective February 2016. During 2016, T-Mobile USA incurred approximately $21,800 in expenses for Deutsche Telekom’s services under the Framework Agreement.

Telecom Master Services Agreement Between Deutsche Telekom North America, Inc. and T-Mobile USA

Pursuant to the Master Services Agreement, Deutsche Telekom North America, a wholly owned subsidiary of Deutsche Telekom, provides international long-distance and IP transit (internet connectivity) services to T-Mobile USA. The Master Services Agreement will remain in effect for so long as there remain statements of work pending. In February 2016, the Company entered into a new statement of work under the Master Services Agreement. During 2016, T-Mobile USA incurred approximately $59.8 million in expenses for Deutsche Telekom North America’s services under the Master Services Agreement.

Services Agreement, Between T-Systems and T-Mobile USA

T-Mobile USA and T-Systems North America, Inc., a wholly owned subsidiary of Deutsche Telekom, entered into a Services Agreement on January 4, 2008, which governs the terms of certain IT support services provided by T-Systems to T-Mobile USA. The agreement will terminate on January 31, 2017 unless extended by mutual written agreement by the parties. In general, specific services to be provided under the Services Agreement are governed by statements of work entered into by the parties from time to time. The Services Agreement will remain in effect for so long as there remain statements of work pending. The statements of work currently pending under the Services Agreement have varying expiration terms, but they may generally be terminated upon 30 days’ notice, except for certain scopes of work in which the parties agree to limit that right. During 2016, T-Mobile USA incurred approximately $24.9 million in aggregate expenses for T-System’s services under the agreement.

Insurance Brokerage Services Provided by DeTeAssekuranz-Deutsche Telekom Assekuranz-Vermittlungsgesellschaft mbH (DeTeAssekuranz)

DeTeAssekuranz, a wholly owned subsidiary of Deutsche Telekom, provides certain insurance brokerage services for T-Mobile USA.

During 2016, T-Mobile USA incurred approximately $0.9 million in expenses for DeTeAssekuranz’s services under this arrangement.

SOX Tool Provided by Deutsche Telekom

In November 2013, the Company entered into an arrangement with Deutsche Telekom whereby Deutsche Telekom modified its ICCS tool to enable the Company to use it for its Sarbanes-Oxley Act compliance. During 2016, the Company incurred approximately $36,000 in expenses for Deutsche Telekom’s services under the arrangement.

Data Reseller Agreement Between Deutsche Telekom and T-Mobile USA

In April 2014, T-Mobile USA and Deutsche Telekom entered into a Data Reseller Agreement, pursuant to which Deutsche Telekom may purchase data services from T-Mobile USA for resale to its enterprise customers in the United States. The Data Reseller Agreement terminates in April 2019 and automatically renews on monthly terms unless terminated upon 60 days’ prior written notice by either party. T-Mobile USA did not receive any revenue in 2016 under the Data Reseller Agreement.

52

TRANSACTIONS WITH RELATED PERSONS AND APPROVAL

Services Agreement Between Deutsche Telekom and T-Mobile

In February 2015, T-Mobile entered into a Services Agreement effective as of January 1, 2014 with Deutsche Telekom pertaining to the provision by T-Mobile of certain financial, tax and accounting-related services to Deutsche Telekom and the payment by Deutsche Telekom for such services. The services relate to certain operating and financial data and other information that Deutsche Telekom may request from T-Mobile. In December 2016, the parties entered into an Amendment updating the fees and services schedule. Pursuant to the Services Agreement, as amended, T-Mobile has billed Deutsche Telekom $10.0 million for such services in 2016.

Services Agreement Between Mojio and T-Mobile

In November 2016, T-Mobile entered into a Services Agreement effective as of November 18, 2016 with Mojio, Inc. (“Mojio”), a company in which an affiliate of Deutsche Telekom at the time owned approximately 14% of equity interest. The agreement enables Mojio to provide platform and software support to the Company for the connected car devices purchased by the Company. During 2016, the Company did not incur any expenses under the arrangement.

Services Agreement Amendment Between ZTE and T-Mobile

In March 2017, T-Mobile entered into an Amendment to OBD II Connected Car Equipment Addendum with ZTE USA, Inc. (“ZTE”). The amendment updates the existing ZTE agreement to provide initial platform and software support for ZTE’s connected car devices. The underlying platform and support will be provided to ZTE by Mojio and will be bundled with the connected car devices purchased by the Company from ZTE. During 2016, the Company did not incur any expenses under the arrangement.

Purchase Order Between Deutsche Telekom and T-Mobile

In February 2017, T-Mobile entered into a purchaser order with Deutsche Telekom, pursuant to which Deutsche Telekom will sell to the Company 1,000 smartphone devices in a one-time transaction for an aggregate purchase price of approximately $635,070, plus tariffs and shipping.

Indemnification

We indemnify our directors and our officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our certificate of incorporation, and we have also entered into agreements with our directors and executive officers that require us to indemnify and advance expenses to such directors and executive officers to the fullest extent permitted by applicable law if the person is or is threatened to be made a party to any threatened, pending or completed action, suit, hearing, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether formal or informal, governmental or non-governmental, or civil, criminal, administrative or investigative, provided such director or executive officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company or in a manner otherwise expressly permitted under our certificate of incorporation, bylaws or the Stockholder’s Agreement.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	53

Ms. Eileen Dunbar, on behalf of Marco Consulting Group Trust I, 550 W. Washington Blvd., Suite 900, Chicago, Illinois 60661, a beneficial owner of 933 shares of the Company’s common stock, has advised us that she intends to submit the following proposal at the Annual Meeting.

Proposal

RESOLVED: Shareholders of T-Mobile US, Inc. (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)	given the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and
c)

certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

Supporting Statement

We believe proxy access is a fundamental shareholder right that makes directors more accountable and contributes to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets concluded that proxy access:

•	Would “benefit both the markets and corporate boardrooms, with little cost of disruption.”

•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/dio/pdf/10.2469/ccb.v2014.n9.1) [sic]

Shareholders would benefit from this reform, which would provide holders of some $10 billion of equity with a meaningful voice given Deutsche Telekom’s controlling shareholder status. It is also the default policy in Germany where Deutsche Telekom is based, and has already been adopted by U.S. companies of various sizes across industries.

54

PROPOSAL 5 – STOCKHOLDER PROPOSAL FOR IMPLEMENTATION OF PROXY ACCESS

Board of Directors’ Response to Proposal 5

The Board recommends a vote “AGAINST” Proposal 5.

We are aware of and understand the ongoing developments regarding the issue of proxy access. However, after careful consideration of this proposal, the Board and Nominating and Corporate Governance Committee have concluded that adoption of proxy access is not appropriate or beneficial at this time in light of our controlled company status.

Although this proposal is a common form of proxy access stockholder proposal, we believe that it raises unique policy and practical considerations for our company that are neither acknowledged nor addressed in the proposal. As disclosed elsewhere in this Proxy Statement, T-Mobile is a controlled company. Our controlling stockholder, Deutsche Telekom, currently owns approximately 65% of our outstanding shares of common stock and is entitled to certain governance rights pursuant to our certificate of incorporation and the publicly filed Stockholder’s Agreement described elsewhere in this Proxy Statement. Among these rights, Deutsche Telekom may designate a number of nominees for election to our Board in proportion to its share ownership percentage, which currently corresponds to designation rights for seven of the eleven seats on the T-Mobile Board. Thus, the proponent’s proxy access proposal raises unique considerations for a controlled company like T-Mobile, such as how such proxy access would interact with Deutsche Telekom’s existing director designation rights, how Deutsche Telekom’s status as a greater than 3% stockholder would be addressed or managed under a proxy access bylaw, and whether it is appropriate for the board of a controlled company to further reduce its oversight of the director nomination process by adopting proxy access when there is already significant stockholder influence in place pursuant to the Stockholder’s Agreement. Also, contrary to the proponent’s assertion that proxy access would benefit minority holders, proxy access may in fact be detrimental to minority holders since Deutsche Telekom could potentially use proxy access to designate additional Board members beyond its current rights under the Stockholder’s Agreement. We also believe it is instructive that, to our knowledge, no other controlled company has adopted proxy access to date.

Given these considerations, the proponent has not meaningfully addressed how or why it believes our stockholders would benefit from proxy access, since we believe that the interests of Deutsche Telekom are properly aligned with those of other long-term stockholders. Importantly, since the Business Combination, the directors designated by Deutsche Telekom (which include two independent directors) and our other directors have successfully guided the Company to enhance value for all stockholders. Furthermore, the Company has a number of existing governance practices that are designed to support the accountability of our Board of Directors to our stockholders, including annual election of all directors, independent committee chairpersons of our three core Board committees and a lead independent director.

We believe that proxy access is neither necessary nor appropriate for us at this time due to the circumstances set forth above that are unique to our controlled company status. Therefore, the Board recommends a vote against this proposal.

Required Vote

Approval of the stockholder proposal for implementation of proxy access requires that the number of votes cast “FOR” the proposal represents a majority of the total votes cast on the proposal.

The Board of Directors recommends that you vote

“AGAINST”

the proposal for implementation of proxy access.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	55

Mr. Brandon J. Rees, on behalf of the AFL-CIO Reserve Fund, 815 Sixteenth St. N.W., Washington, D.C. 20006, a beneficial owner of

200 shares of the Company’s common stock, has advised us that he intends to submit the following proposal at the Annual Meeting.

Proposal

RESOLVED: The shareholders urge the Board of Directors of T-Mobile US Inc. (the “Company”) to adopt a policy that in the event of a change in control of the Company, as defined under any applicable employment agreement, equity incentive plan or other plan, there shall be no acceleration of vesting of any equity award granted to any senior executive. However, under this policy the Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive’s termination, with such qualifications for an award as the Compensation Committee may determine. This policy shall be implemented so as not affect [sic] any contractual rights in existence on the date adopted.

Supporting Statement

The Company allows senior executives to receive accelerated equity awards under certain conditions after a change in control of the Company. These accelerated equity awards can significantly increase the total value of senior executives’ “golden parachutes” after a change in control. We do not question that a reasonable amount of severance payments may be appropriate for senior executives and other employees.

We are concerned, however, that current practices at our Company may permit windfall awards to senior executives. As of December 31, 2015, our Company’s CEO John Legere had $44.5 million in unvested time-based and performance-based restricted stock units subject to acceleration following a change in control. This amount of accelerated equity is in addition to a lump sum of $9 million in cash severance, $5.3 million in short term cash incentives, and $6 million in long term cash incentives that Legere would have been entitled to receive if his employment was terminated after a change in control.

We note that many companies use a “double trigger” system to determine eligibility for accelerated vesting of equity awards – there must be a change in control, and the executive must be involuntarily terminated. While we support the use of double triggers, we are not convinced that executives deserve to receive all unvested awards after a termination event. We do believe, however, that an affected executive should be eligible to receive vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other leading companies, including Apple Inc., Chevron Corporation, Exxon Mobil Corporation, International Business Machines Corporation, Intel Corporation, Microsoft Corporation and Occidental Petroleum Corporation impose limitations on accelerated vesting of equity, such as providing pro rata awards or simply forfeiting unearned awards.

We urge you to vote FOR this proposal.

56

PROPOSAL 6 – STOCKHOLDER PROPOSAL FOR LIMITATIONS ON ACCELERATED VESTING OF EQUITY AWARDS IN THE EVENT OF A CHANGE OF CONTROL

Board of Directors’ Response to Proposal 6

The Board recommends a vote “AGAINST” Proposal 6.

The Board believes that adoption of this proposal is not in the best interests of the Company and its stockholders. None of the Company’s outstanding equity awards provides for automatic accelerated vesting of awards in connection with a change in control unless an acquirer or successor does not assume or replace such awards in connection with the change in control. Instead, equity awards granted to our executives are subject to “double-trigger” vesting, meaning that equity awards vest only upon a qualifying termination of employment, either for good reason (such as material diminution of duties, material reduction of compensation or other specified events) or without cause, in connection with a change in control, which effectively aligns the interests of our executive officers with those of our stockholders by encouraging our executive officers to continue in employment with the Company through the consummation of a change in control. Notwithstanding the assertions in the proposal, eliminating the executives’ “double-trigger” arrangements upon adoption of the proposal would place the Company outside the practice of its peers and lead to a competitive disadvantage when competing for executive talent. We also do not believe that adoption of this proposal is appropriate given our existing compensation practices and programs, which have received strong support from stockholders as demonstrated by the fact that our most recent say-on-pay proposal was approved by 99% of the votes cast on the proposal.

We provide our executives with benefits, including severance and change in control benefits, that the Compensation Committee believes are competitively necessary, customary and in the best interests of the Company and its stockholders. Providing for “double-trigger” accelerated vesting of equity awards upon a qualifying termination of employment in connection with a change in control further aligns the interests of the Company’s executives with those of its stockholders. No windfall is created because an executive will not receive accelerated vesting based solely on a change in control, nor would an executive be entitled to receive accelerated vesting upon a termination of employment unless the executive involuntarily terminates for good reason or the Company involuntarily terminates the executive. Allowing for double-trigger accelerated vesting ensures that executives are not penalized with a loss of then-unvested equity awards due to an involuntary termination of employment in connection with the consummation of a transaction that, while outside the control of any individual executive, is in the best interests of stockholders. We believe that accelerated vesting in appropriate circumstances permits management to remain objective and focused on protecting stockholder rights and maximizing stockholder value during a potential change in control event. In addition, the double-trigger provision in our equity awards ensures that executives are not distracted by a potential loss of employment and remain with the Company through the transaction, thereby reducing deal uncertainty. In addition, Mr. Legere’s employment agreement and Mr. Sievert’s term sheet, as well as our Executive Continuity Plan, include “best pay” provisions under Section 280G of the Code, under which any parachute payments will be paid in full or cut back (as applicable).

For the reasons above, the Board recommends a vote against this proposal.

Required Vote

Approval of the stockholder proposal for limitations on accelerated vesting of equity awards in the event of a change of control requires that the number of votes cast “FOR” the proposal represents a majority of the total votes cast on the proposal.

The Board of Directors recommends that you vote

“AGAINST”

the proposal for limitations on accelerated vesting of equity awards in the event of a change of control.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	57

Mr. Cornish F. Hitchcock, on behalf of the Amalgamated Bank’s LongView Broad Market 3000 Index Fund, 275 Seventh Avenue, New York, N.Y. 10001, a beneficial owner of 7,474 shares of the

Company’s common stock, has advised us that he intends to submit the following proposal at the Annual Meeting.

Proposal

RESOLVED, Shareholders of T-Mobile US., Inc. ask the Board of Directors’ Compensation Committee to amend T-Mobile’s compensation clawback policy, as applied to senior executives, to add that the Committee will review and determine whether to seek recoupment of incentive compensation paid, granted or awarded to a senior executive if, in the Committee’s judgment, certain conduct resulted in a violation of law or T-Mobile policy and caused financial or reputational harm to T-Mobile, and if a senior executive either engaged in the conduct or failed in his or her responsibility to manage or monitor conduct or risks, with T-Mobile to disclose to shareholders the circumstances of any recoupment or decision not to pursue recoupment in these situations.

“Recoupment” includes both recovery of compensation already paid and forfeiture, recapture, reduction or cancellation of amounts awarded or granted over which T-Mobile retains control. This policy should operate prospectively and be implemented so as not to violate any contract, compensation plan, law or regulation.

Supporting Statement

As long-term shareholders, we believe that compensation policies should promote sustainable value creation. We agree with former GE general counsel Ben Heineman Jr. that recoupment policies are “a powerful mechanism for holding senior leadership accountable to the fundamental mission of the corporation: proper risk taking balanced with proper risk management and the robust fusion of high performance with high integrity.” (http//:blogs.law.harvard.edu/corpgov/2010/08/13/making-sense-out-of-clawbacks/) [sic]

T-Mobile’s current clawback policy allows recoupment of certain incentive pay from a corporate officer if financial results are restated, taking into account, inter alia, whether the incentive award would have been lower based on the restated results. In our view, a recoupment policy that is limited to accounting and financial reporting noncompliance is too narrow. We view recoupment as an important remedy for other kinds of conduct that may not lead to a restatement, but may nonetheless harm T-Mobile’s reputation and prospects, as well as its shareholders. We also believe that a clawback policy should apply without regard to “materiality,” an element of the current policy. Our proposal retains the Board’s discretion to decide whether a recoupment is appropriate in particular circumstances.

Recent events underscore the need for a stronger policy here:

•	In 2014 T-Mobile agreed to pay $112.5 million to settle an FTC lawsuit alleging that T-Mobile placed unauthorized third-party charges on its customers’ mobile phone bills.

•	In October 2016 T-Mobile agreed to pay $48 million to settle a FCC case charging failure to disclose restrictions on supposedly “unlimited” data plan.

•

In December 2016 a complaint with the Consumer Financial Protection Bureau alleges that pressure to meet unrealistic sales goals caused employees to mislead consumers or to enroll in services they did not seek. The case is pending.

In our view, the value of a strong clawback policy is underscored by the Wells Fargo’s fake accounts scandal in 2016, which involved pressure on employees to meet ambitious sales goals and which caused significant reputational harm to the company, even though it did not require a financial restatement.

58

PROPOSAL 7 – STOCKHOLDER PROPOSAL FOR AN AMENDMENT OF THE COMPANY’S CLAWBACK POLICY

Board of Directors’ Response to Proposal 7

The Board recommends a vote “AGAINST” Proposal 7.

The Board believes that this proposal is unnecessary because the Company has already adopted a customary and robust executive compensation clawback policy. The Company adopted its clawback policy in October 2014 after undertaking a review of market practice and the SEC’s proposed clawback policy rules. Following that review, the Company adopted a clawback policy that allows the Compensation Committee to recoup cash and equity incentive compensation from current and former executive officers due to an accounting restatement regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement. As such, the Company’s clawback policy is in line with the triggers specified under the SEC’s proposed clawback policy rules.

The Board believes the Company’s current compensation structure and recoupment tools strike the right balance to motivate executives to deliver long-term results, while at the same time discouraging inappropriate behavior. By contrast, the proposal would introduce vague and imprecise standards into the recoupment process by requiring recoupment if there has been conduct resulting in a “violation of law or T-Mobile policy that causes significant financial or reputational harm to T-Mobile,” including in situations where a senior executive “failed in his or her responsibility to manage or monitor conduct or risks.” There is no definition or measurable standard for determining whether an executive failed to appropriately “manage or monitor conduct or risks”, for what qualifies as “significant financial or reputational harm” or for calculating the recoupment amount resulting from such harm. The Board believes the proposed amendment would undermine the effectiveness of our performance-based compensation by introducing the type of discretionary, subjective evaluations that we have sought to avoid under our performance-based compensation programs. Thus, the proposal would inject unnecessary subjectivity into our compensation programs and may impact our ability to attract and retain executive talent.

Finally, the proposal’s disclosure obligations requiring public disclosure of all recoupment action (including its decision not to pursue recoupment) could prevent the Board from acting in the Company’s best interests when deciding whether to pursue the recoupment of incentive compensation. SEC rules already require disclosure of recoupment action taken against our CEO, CFO and other Named Executive Officers. The Board believes that disclosure of recoupment action impacting other executive officers should be at the Board’s discretion, subject to its fiduciary duties and business judgment, in order to balance investors’ interest in receiving the information with applicable legal, commercial and individual privacy concerns.

Due to the foregoing reasons, the Board believes adopting the proposal’s amendments are not in the best interests of the Company and its stockholders and thus recommends a vote against this proposal.

Required Vote

Approval of the stockholder proposal for an amendment of the Company’s clawback policy requires that the number of votes cast “FOR” the proposal represents a majority of the total votes cast on the proposal.

The Board of Directors recommends that you vote

“AGAINST”

the proposal for an amendment of the Company’s clawback policy.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	59

Why did I receive these materials?

As a holder of common stock of T-Mobile US, Inc. at the close of business on April 17, 2017, the record date, you are entitled to vote at the Annual Meeting. We are providing you with these proxy materials in connection with the solicitation of proxies by our Board of Directors to be used at the Annual Meeting. These proxy materials were first made available to our stockholders on or about April 27, 2017. This Proxy Statement describes the proposals to be voted on at the Annual Meeting by the holders of record of our common stock on the record date and includes information required to be disclosed to our stockholders.

Who may vote at the Annual Meeting?

If you are a holder of record of our common stock as of the record date (April 17, 2017), you may vote your shares on the matters to be voted on at the Annual Meeting. You will receive only one proxy card for all the shares of common stock you hold in certificate and book-entry form.

If, as of the record date, you hold shares of our common stock in “street name” – that is, through an account with a bank, broker or other institution – you may direct the registered holder how to vote your shares at the Annual Meeting by following the instructions that you will receive from the registered holder.

How do proxies work?

You may vote by authorizing the persons selected by us as your proxy to vote your shares at the Annual Meeting according to your instructions on the matters discussed in this Proxy Statement, and according to their discretion on any other business that may properly come before the Annual Meeting. We have designated two of our executive officers as proxies for the Annual Meeting: John J. Legere, our President and Chief Executive Officer, and J. Braxton Carter, our Executive Vice President and Chief Financial Officer.

How do I vote?

By Internet.    Go to www.proxyvote.com available 24 hours a day, seven days a week, and follow the on-screen instructions to submit your proxy. You will need to have your proxy card available and use the Company number and account number shown on your proxy card to cast your vote. This method of voting will be available until 11:59 p.m. Eastern Daylight Time, or EDT, on June 12, 2017, or the date immediately before any date to which the Annual Meeting may be continued, adjourned or postponed.

By Mail.    You may submit your proxy by mail by returning your executed proxy card. You should sign your proxy card using exactly the same name as appears on the card, date your proxy card and indicate your voting preference on each proposal. You should mail your proxy card in plenty of time to allow delivery prior to the Annual Meeting. Proxy cards received after 9:30 a.m. Pacific Daylight Time on June 13, 2017 may not be considered unless the Annual Meeting is continued, adjourned or postponed and then only if such proxy cards are received before the date and time the continued, adjourned or postponed Annual Meeting is held.

By Phone.    You also may submit your proxy by phone from the United States and Canada, using the toll-free number on the proxy card and the procedures and instructions described on the proxy card. Telephone voting will be considered at the Annual Meeting if completed prior to 11:59 p.m. EDT on June 12, 2017, or the date immediately before any date to which the Annual Meeting may be continued, adjourned or postponed.

In Person.    You also may vote in person at the Annual Meeting. See “What do I need in order to attend the Annual Meeting?” below.

How are the votes recorded? What is the effect if I do not vote?

•

If you are a registered holder and we receive a valid proxy card from you by mail or receive your vote by phone or Internet, your shares will be voted by the named proxy holders as indicated in your voting preference selection.

•

If you return your signed and dated proxy card without indicating your voting preference on one or more of the proposals to be considered at the Annual Meeting, or you if otherwise do not indicate your voting preference via phone or Internet on one or more of the proposals to be considered at the Annual Meeting, your shares will be voted on the proposals for which you did not indicate your voting preference in accordance with the recommendations of the Board of Directors.

•

If you hold your shares in street name and want your shares to be voted, you must instruct your broker, bank or other institution how to vote such shares. Absent your specific instructions, NASDAQ rules do not permit brokers and banks to vote your shares on a discretionary basis for non-routine corporate governance matters, such as the election of directors and the stockholder proposals, but your shares can be voted without your instructions on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm because this is considered a routine matter.

60

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

•	If you indicate that you wish to withhold authority or abstain from voting on a proposal, your shares will not be voted and will have no direct effect on the outcome of that proposal. Your shares, however, will count toward the quorum necessary to hold the Annual Meeting.

Proposal	Recommended Vote	Vote Required		Withhold Votes/ Abstentions	Uninstructed Shares
1. Election of Directors	“FOR”	Plurality		No	Not voted
2. Ratification of Appointment of Independent Registered Public Accounting Firm for 2017	“FOR”	Majority*		No	Discretionary vote
3. Advisory Vote to Approve the Compensation Provided to the Company’s Named Executive Officers’ for 2016	“FOR”	Majority*		No	Not voted
4. Advisory Vote on the Frequency of Future Advisory Votes on the Compensation Provided to the Company’s Named Executive Officers’	“EVERY THREE YEARS”	Majority*		No	Not voted
5. Stockholder Proposal for Implementation of Proxy Access	“AGAINST”	Majority	*	No	Not voted
6. Stockholder Proposal for Limitations on Accelerated Vesting of Equity Awards in the Event of a Change of Control	“AGAINST”	Majority*		No	Not voted
7. Stockholder Proposal for an Amendment of the Company’s Clawback Policy	“AGAINST”	Majority*		No	Not voted
*

Under our bylaws, the ratification of the appointment of our independent registered public accounting firm and approval of the stockholder proposals are decided by the vote of a majority of the votes cast in person or by proxy at the Annual Meeting by the holders of our shares of common stock entitled to vote thereon. Under this voting standard, any matter or proposal for which the vote required is a “majority” will, if presented, be approved if a majority of the votes cast “FOR” such proposal exceed the number of votes cast “AGAINST” such proposal. Neither abstentions nor broker non-votes will count as votes cast “FOR” or “AGAINST” the proposal. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the proposal.

Can I change my vote or revoke my proxy?

Yes. If you are a holder of record of our common stock, you may revoke your proxy at any time prior to the voting deadlines referred to in “How do I vote?” above by:

•

delivering to our Corporate Secretary at our principal executive office located at 12920 SE 38th Street, Bellevue, Washington 98006, a written revocation prior to the date and time of the Annual Meeting;

•	submitting another valid proxy card with a later date by mail;

•	submitting another proxy by phone or Internet; or
•	attending the Annual Meeting in person and giving the Company’s Inspector of Elections notice of your intent to vote your shares in person.

Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in street name, you must contact your broker or other registered holder in order to revoke your previously submitted voting instructions. Such revocation should be made sufficiently in advance of the Annual Meeting to ensure that the revocation of the proxy card submitted by your registered holder is received by our Corporate Secretary prior to the date and time of the Annual Meeting.

What is required for a quorum at the Annual Meeting?

To transact business at the Annual Meeting, a majority of the shares of our common stock outstanding on the record date and entitled to vote at the Annual Meeting must be present, in person or by proxy, at the Annual Meeting. If a quorum is not present at the Annual Meeting, no business can be transacted at that time, and the meeting will be continued, adjourned or postponed to a later date. On the record date there were 830,833,766 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A stockholder’s instruction to “withhold authority,” abstentions, and broker non-votes will be counted as present and entitled to vote at the Annual Meeting for purposes of determining a quorum.

What do I need in order to attend the Annual Meeting?

If you are a record holder of shares of our common stock, you must bring the Notice of Internet Availability of Proxy Materials or the admission ticket enclosed with the paper copy of the proxy materials. However, if you hold your shares of common stock in street name, you must ask the broker, bank or other institution (registered holder) that holds your shares to provide you with a legal proxy, a copy of your account statement, or a letter from the registered holder confirming that you beneficially own or hold shares of our common stock as of the close of business on April 17, 2017. You can obtain an admission ticket by presenting this confirming documentation from your broker, bank or other institution at the Annual Meeting.

Every attendee of the Annual Meeting will be required to show a valid, government-issued picture identification that matches his or her

Notice of Internet Availability of Proxy Materials, admission ticket, legal proxy and/or confirming documentation to gain admission to the Annual Meeting. Seating is limited and will be available on a first-come, first-served basis.

For safety and security purposes, we do not permit any stockholder to bring cameras, video or audio recording equipment, large bags, briefcases or packages into the meeting room or to otherwise record or photograph the Annual Meeting. We also ask that all stockholders attending the Annual Meeting turn off all cell phones and other electronic devices during the Annual Meeting. We reserve the right to inspect any bags, purses or briefcases brought into the Annual Meeting.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	61

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who will tabulate and count the votes?

Representatives of Broadridge Financial Solutions will tabulate the votes and act as the Company’s Inspector of Elections.

Where can I find the voting results for each proposal?

We will file a Current Report on Form 8-K within four business days after the Annual Meeting to announce the preliminary results of voting.

Who bears the cost of the proxy solicitation?

We will bear all of the costs of soliciting proxies, including the preparation, assembly, printing and distribution of all proxy materials. We also reimburse brokers, banks, fiduciaries, custodians and other institutions for their costs in forwarding the proxy materials to the beneficial owners or holders of our common stock. Our directors, officers and employees also may solicit proxies by mail, personally, by telephone, by email or by other appropriate means. No additional compensation will be paid to directors, officers or other employees for such services.

62

Company Information

Our website contains the Company’s current corporate governance guidelines, committee charters, Code of Business Conduct, Code of Ethics for Senior Financial Officers and SEC filings. You may view or download any of these documents free of charge on the Investor Relations section of our website at http://investor.t-mobile.com by selecting “Governance Documents” under the “Corporate Governance” tab. By selecting “SEC Filings” under the “Financial Performance” tab, you will also find a copy of this Proxy Statement, a copy of the 2016 Annual Report to Stockholders, a copy of the

Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and copies of the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain a copy of any of the above-listed documents, including the Company’s Annual Report on Form 10-K, upon request, free of charge, by sending a request in writing to the Company’s Investor Relations department at T-Mobile US, Inc., 1 Park Avenue, 14th Floor, New York, NY 10016.

Duplicate Mailings (Householding)

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of this Proxy Statement and our 2016 Annual Report to Stockholders, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder.

If you received only one copy of this Proxy Statement and the 2016 Annual Report to Stockholders or Notice of Internet Availability of

Proxy Materials and wish to receive a separate copy for each stockholder at your household, or if you wish to participate in householding, please contact Broadridge Financial Solutions, Inc. by calling toll free at (866) 540-7095 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information on householding.

Stockholder Proposals for the 2018 Annual Meeting of Stockholders

Proposals Pursuant to Rule 14a-8.    Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our 2018 Annual Meeting of Stockholders. To be eligible for inclusion in our 2018 Proxy Statement under Rule 14a-8, your proposal must be received by us no later than the close of business on December 28, 2017, and must otherwise comply with Rule 14a-8. While the Board of Directors will consider stockholder proposals, we reserve the right to omit from our Proxy Statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Business Proposals and Nominations Pursuant to Our Bylaws.    Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2018 Annual Meeting of Stockholders that will not be included in our Proxy Statement pursuant to Rule 14a-8, you must comply with the procedures and timing specifically described in our bylaws. In addition, assuming the date of the 2018 Annual Meeting of Stockholders is not more than 30 days before and not more than 60 days after the anniversary date of the 2016 Annual Meeting, you must notify us in writing, and such written notice must be delivered to our secretary no earlier than February 13, 2018, and no later than March 15, 2018.

A copy of our bylaws setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained free of charge from our Corporate Secretary at 12920 SE 38th Street, Bellevue, Washington 98006. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy solicitation material.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	63

OTHER INFORMATION AND BUSINESS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of 10% or more of our outstanding common stock to file reports concerning their ownership (Form 3) and changes in ownership (Form 4 and Form 5) of Company equity securities with the SEC. Based solely upon our review of such reports, the Company believes that all persons filed on a timely basis all reports required by Section 16(a).

Other Business

Management does not know of any other items or business, other than those in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting or other matters incident to the conduct of the Annual Meeting.

As to any other item or proposal that may properly come before the Annual Meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

By Order of the Board of Directors,

David A. Miller

Executive Vice President, General Counsel and Secretary

64

Reconciliation of Non-GAAP Financial Measures

Certain of the financial metrics applicable to the 2016 Short Term Incentive Plan described under “Executive Compensation – Analysis of Executive Officer Compensation” are non-GAAP financial measures. Below is a description of these non-GAAP financial measures.

“Adjusted EBITDA”: Earnings before interest expense, net of interest income, income tax expense, depreciation and amortization expense, non-cash stock-based compensation and certain expenses not reflective of T-Mobile’s ongoing operating performance.

Adjusted EBITDA is reconciled to net income (loss) as follows:

	Quarter								Year Ended December 31,
(in millions)	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	2015	2016
Net income (loss)	$(63)	$361	$138	$297	$479	$225	$366	$390	$733	$1,460
Adjustments:
Interest expense	261	257	262	305	339	368	376	335	1,085	1,418
Interest expense to affiliates	64	92	121	134	79	93	76	64	411	312
Interest income	(112)	(114)	(109)	(85)	(68)	(68)	(62)	(63)	(420)	(261)
Other expense (income), net	8	(1)	1	3	2	3	1	—	11	6
Income tax expense (benefit)	(41)	2	100	184	272	147	232	216	245	867
Operating income	117	597	513	838	1,103	768	989	942	2,065	3,802
Depreciation and amortization	1,087	1,075	1,157	1,369	1,552	1,575	1,568	1,548	4,688	6,243
Cost of MetroPCS business combination	128	34	193	21	36	59	15	(6)	376	104
Stock-based compensation (1)	56	71	43	52	53	61	57	64	222	235
Other, net (1)	—	40	2	—	5	1	1	—	42	7

Adjusted EBITDA	$1,388	$1,817	$1,908	$2,280	$2,749	$2,464	$2,630	$2,548	$7,393	$10,391

(1)

Stock-based compensation includes payroll tax impacts and may not agree to stock based compensation expense in the condensed consolidated financial statements. Other, net may not agree to the Consolidated Statements of Comprehensive Income primarily due to certain non-routine operating activities, such as other special items that would not be expected to reoccur, and are therefore excluded in Adjusted EBITDA.

“Operating Free Cash Flow”: Operating free cash flow is a non-GAAP financial measure as defined and used under the 2016 STIP. It is generally equal to Adjusted EBITDA (calculated using net income determined in accordance with IFRS, which is different from GAAP net income) further adjusted for the change in working capital assets and liabilities (other than those with Deutsche Telekom AG and its affiliates) and non-cash items included in Adjusted EBITDA, less cash paid for capital expenditures (other than spectrum licenses) and other non-recurring cash items that are not representative of normal ongoing operations.

T-Mobile Notice of 2017 Annual Meeting and Proxy Statement	A-1

T-MOBILE US, INC. ATTN: MARC ROME 12920 SE 38TH STREET BELLEVUE, WA 98006

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E24952-P90872	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

T-MOBILE US, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		0	0	0

Nominees:
	01) W. Michael Barnes	07) Raphael Kübler
	02) Thomas Dannenfeldt	08) Thorsten Langheim
	03) Srikant M. Datar	09) John J. Legere
	04) Lawrence H. Guffey	10) Teresa A. Taylor
	05) Timotheus Höttges	11) Kelvin R. Westbrook
06) Bruno Jacobfeuerborn

The Board of Directors recommends you vote FOR proposals 2 and 3.			For	Against	Abstain	The Board of Directors recommends you vote AGAINST proposals 5, 6 and 7.		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017.		0	0	0	5.	Stockholder Proposal for Implementation of Proxy Access.	0	0	0
						6.	Stockholder Proposal for Limitations on Accelerated Vesting of Equity Awards in the Event of a Change of Control.	0	0	0
3.	Advisory Vote to Approve the Compensation Provided to the Company’s Named Executive Officers for 2016.		0	0	0	7.	Stockholder Proposal for an Amendment of the Company’s Clawback Policy.	0	0	0
The Board of Directors recommends you vote 3 YEARS on the following proposal:		1 Year	2 Years	3 Years	Abstain	NOTE: Consider any other business that is properly brought before the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting.
4.	Advisory Vote on the Frequency of Future Advisory Votes on the Compensation Provided to the Company’s Named Executive Officers.	0	0	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

2017 ANNUAL MEETING ADMISSION TICKET

ANNUAL MEETING OF STOCKHOLDERS OF

T-MOBILE US, INC.

Tuesday, June 13, 2017

9:30 a.m., Pacific Daylight Time

Four Seasons Hotel Seattle

99 Union Street

Seattle, Washington 98101

At the Annual Meeting, stockholders will vote upon the proposals outlined in the Notice of 2017 Annual Meeting of Stockholders of T-Mobile US, Inc. and any other business as may properly come before the Annual Meeting. We look forward to your participation.

Upon arrival please present this Admission Ticket, together with a valid government-issued picture identification to enter the Annual Meeting. This Admission Ticket only admits the stockholder identified on the reverse side and is non-transferable.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E24953-P90872

T-MOBILE US, INC.

Annual Meeting of Stockholders

June 13, 2017 9:30 AM, Pacific Daylight Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John J. Legere and J. Braxton Carter, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of T-MOBILE US, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, PDT, on Tuesday, June 13, 2017, at the Four Seasons Hotel Seattle, 99 Union Street, Seattle, WA 98101.

This proxy, when properly executed, will be voted in the manner directed herein and, in the proxyholders’ discretion, upon any other business that properly comes before the meeting. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors, FOR the election of the nominees to the Board, FOR Proposal 2, FOR Proposal 3, THREE YEARS for Proposal 4, AGAINST Proposal 5, AGAINST Proposal 6 and AGAINST Proposal 7.

Continued and to be signed on reverse side

V.1.1